333 North Central Avenue Phoenix, AZ 85004	Financial Contacts:		Media Contact:
	Kathleen L. Quirk (602) 366-8016	David P. Joint (504) 582-4203	Eric E. Kinneberg (602) 366-7994
Freeport-McMoRan
Reports Second-Quarter and Six-Month 2016 Results

▪
Net loss attributable to common stock totaled $479 million, $0.38 per share, for second-quarter 2016. After adjusting for net charges totaling $452 million, $0.36 per share, second-quarter 2016 adjusted net loss attributable to common stock totaled $27 million, $0.02 per share.

▪
Consolidated sales (including volumes from Tenke Fungurume (Tenke), which is being reported as a discontinued operation) totaled 1.1 billion pounds of copper, 156 thousand ounces of gold, 19 million pounds of molybdenum and 12.4 million barrels of oil equivalents (MMBOE) for second-quarter 2016, compared with 964 million pounds of copper, 352 thousand ounces of gold, 23 million pounds of molybdenum and 13.1 MMBOE for second-quarter 2015.

▪
Consolidated sales for the year 2016 (including volumes from Tenke through the anticipated closing date) are expected to approximate 5.0 billion pounds of copper, 1.7 million ounces of gold, 76 million pounds of molybdenum and 47.4 MMBOE, including 1.3 billion pounds of copper, 410 thousand ounces of gold, 20 million pounds of molybdenum and 11.4 MMBOE for third-quarter 2016.

▪	Average realized prices were $2.18 per pound of copper, $1,292 per ounce for gold and $41.10 per barrel for oil for second-quarter 2016.

▪
Average unit net cash costs were $1.33 per pound of copper for mining operations and $15.00 per barrel of oil equivalents (BOE) for oil and gas operations for second-quarter 2016. Unit net cash costs for the year 2016 are expected to average $1.06 per pound of copper for mining operations (including Tenke) and $15.50 per BOE for oil and gas operations.

▪
Operating cash flows totaled $874 million (including $278 million in working capital sources and changes in other tax payments) for second-quarter 2016. Based on current sales volume and cost estimates and assuming average prices of $2.25 per pound for copper, $1,300 per ounce for gold, $6 per pound for molybdenum and $48 per barrel for Brent crude oil for the second half of 2016, operating cash flows for the year 2016 are expected to approximate $4.5 billion (including $0.7 billion in working capital sources and changes in other tax payments).

▪
Capital expenditures totaled $833 million for second-quarter 2016, consisting of $441 million for mining operations (including $350 million for major projects) and $392 million for oil and gas operations. Capital expenditures are expected to approximate $3.1 billion for the year 2016, consisting of $1.7 billion for mining operations (including $1.3 billion for major projects) and $1.4 billion for oil and gas operations.

▪
During second-quarter 2016, FCX completed previously announced asset sales for aggregate cash consideration of $1.3 billion, including the $1.0 billion sale of an additional 13 percent undivided interest in Morenci. In May 2016, FCX entered into a definitive agreement to sell its interest in TF Holdings Limited for $2.65 billion in cash and contingent consideration of up to $120 million. In accordance with accounting guidelines, the results of Tenke are reported as discontinued operations for all periods presented.

▪
During second-quarter 2016, FCX entered into agreements to terminate FM O&G's three drilling rig contracts for a total of $755 million and potential contingent consideration depending on future oil prices. The settlements result in aggregate savings of approximately $350 million, compared to the previously contracted commitments.

▪
Through July 25, 2016, FCX exchanged $369 million in senior notes for approximately 28 million shares of its common stock in a series of privately negotiated transactions, including $268 million exchanged during second-quarter 2016.

▪
At June 30, 2016, consolidated debt totaled $19.3 billion and consolidated cash totaled $352 million. At June 30, 2016, FCX had no borrowings and $3.5 billion available under its $3.5 billion revolving credit facility.

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PHOENIX, AZ, July 26, 2016 - Freeport-McMoRan Inc. (NYSE: FCX) reported net losses attributable to common stock of $479 million, $0.38 per share, for second-quarter 2016 and $4.7 billion, $3.70 per share, for the first six months of 2016, compared with $1.85 billion, $1.78 per share, for second-quarter 2015 and $4.3 billion, $4.16 per share, for the first six months of 2015. FCX’s net losses attributable to common stock include net charges totaling $452 million, $0.36 per share, for second-quarter 2016 and $4.4 billion, $3.53 per share, for the first six months of 2016, primarily for impairment of oil and gas properties and drillship settlements/idle rig costs, partly offset by net gains on the sales of assets. Second-quarter 2015 included net charges of $2.0 billion, $1.92 per share, and the first six months of 2015 included net charges of $4.4 billion, $4.24 per share, primarily for the impairment of oil and gas properties. For further discussion of these net charges refer to the supplemental schedule "Adjusted Net (Loss) Income," on page IX, which is available on FCX's website, "fcx.com."

Richard C. Adkerson, President and Chief Executive Officer, said, "We are pleased to report significant progress toward our immediate objective of strengthening FCX’s balance sheet and enhancing shareholder value in a challenging market environment. Our global team continues to execute on our strategy to constrain costs and capital spending in a manner that protects the long-term values of our large resources. Our announced asset sale transactions totaling over $4 billion year-to-date demonstrate the attractiveness of our high-quality asset base. We are focused on executing our operating plans, which position us for significant free cash flow generation in the balance of 2016 and 2017, and on building long-term values from our portfolio of low-cost, long-lived reserves and resources for the benefit of our shareholders."

SUMMARY FINANCIAL DATA

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(in millions, except per share amounts)
Revenues[a,b]	$3,334	$3,938	$6,576	$7,709
Operating income (loss)[a]	$18	$(2,421)	$(3,854)	$(5,451)
Net loss from continuing operations	$(229)	$(1,828)	$(4,326)	$(4,275)
Net (loss) income from discontinued operations[c]	$(181)	$29	$(185)	$70
Net loss attributable to common stock[d,e]	$(479)	$(1,851)	$(4,663)	$(4,325)
Diluted net (loss) income per share of common stock:
Continuing operations	$(0.23)	$(1.78)	$(3.54)	$(4.18)
Discontinued operations	(0.15)	—	(0.16)	0.02
	$(0.38)	$(1.78)	$(3.70)	$(4.16)
Diluted weighted-average common shares outstanding	1,269	1,040	1,260	1,040
Operating cash flows[f]	$874	$1,069	$1,614	$1,786
Capital expenditures	$833	$1,661	$1,815	$3,528
At June 30:
Cash and cash equivalents	$352	$318	$352	$318
Total debt, including current portion	$19,319	$20,902	$19,319	$20,902

a.	For segment financial results, refer to the supplemental schedules, "Business Segments," beginning on page XII, which are available on FCX's website, "fcx.com."

b.
Includes (unfavorable) favorable adjustments to provisionally priced concentrate and cathode copper sales recognized in prior periods totaling $(28) million ($(15) million to net loss attributable to common stock from continuing operations or $(0.01) per share) in second-quarter 2016, $(22) million ($(11) million to net loss attributable to common stock from continuing operations or $(0.01) per share) in second-quarter 2015, $5 million ($2 million to net loss attributable to common stock from continuing operations or less than $0.01 per share) for the first six months of 2016 and $(99) million ($(47) million to net loss attributable to common stock from continuing operations or $(0.04) per share) for the first six months of 2015. For further discussion, refer to the supplemental schedule, "Derivative Instruments," on page XI, which is available on FCX's website, "fcx.com."

Freeport-McMoRan	2

c.
Net (loss) income from discontinued operations includes charges for (i) allocated interest expense totaling $11 million in second-quarter 2016, $7 million in second-quarter 2015, $21 million for the first six months of 2016 and $14 million for the first six months of 2015 associated with the portion of the term loan that is required to be repaid as a result of the sale of FCX's interest in Tenke and (ii) income tax (benefit) provision totaling $(16) million in second-quarter 2016, $12 million in second-quarter 2015, $(23) million for the first six months of 2016 and $31 million for the first six months of 2015. In accordance with accounting guidelines, the second quarter and first six months of 2016 are also net of an estimated loss on disposal, which will be adjusted through closing of the transaction (refer to the supplemental schedule, “Adjusted Net (Loss) Income,” on page IX, which is available on FCX’s website, “fcx.com”).

d.
Includes net charges totaling $452 million ($0.36 per share) in second-quarter 2016, $2.0 billion ($1.92 per share) in second-quarter 2015, $4.4 billion ($3.53 per share) for the first six months of 2016 and $4.4 billion ($4.24 per share) for the first six months of 2015, which are described in the supplemental schedule, “Adjusted Net (Loss) Income,” on page IX, which is available on FCX’s website, “fcx.com.”

e.
FCX defers recognizing profits on intercompany sales until final sales to third parties occur. For a summary of net impacts from changes in these deferrals, refer to the supplemental schedule, "Deferred Profits," on page XI, which is available on FCX's website, "fcx.com."

f.
Includes net working capital sources (uses) and changes in other tax payments of $278 million in second-quarter 2016, $(104) million in second-quarter 2015, $466 million for the first six months of 2016 and $(190) million for the first six months of 2015.

DEBT REDUCTION INITIATIVES
FCX previously announced plans to reduce debt and restore its balance sheet strength through a combination of asset sale transactions, cash flow from operations and potential capital market transactions. To date, FCX has announced over $4 billion in transactions and has received aggregate cash consideration of $1.4 billion, including $87 million in July 2016. The $2.65 billion Tenke Fungurume (Tenke) transaction is expected to close in fourth-quarter 2016. In addition, FCX continues to aggressively manage production, exploration and administrative costs and capital spending.
During second-quarter 2016, FCX restructured its oil and gas business to reduce costs and align capital allocation for the business with FCX’s corporate debt reduction initiatives. During the quarter, FCX terminated contracts for Freeport-McMoRan Oil & Gas LLC’s (FM O&G) deepwater drillships, and settled aggregate commitments totaling $1.1 billion for $755 million, of which $540 million was funded with shares of FCX common stock. In addition to the drillship contract savings of approximately $350 million, FCX has identified annual operating and administrative cost savings in excess of $150 million in connection with restructuring efforts.
During 2016, FCX has retired $369 million of its senior notes through a series of privately negotiated exchanges for 28 million shares of its common stock (including $268 million during second-quarter 2016, which resulted in a $39 million gain on early extinguishment of debt). These transactions will reduce annual interest expense by $17 million. FCX will continue to evaluate opportunities for transactions, which may include open-market purchases of its debt, debt for debt exchanges, and privately negotiated exchanges of its debt for equity or equity-linked securities. FCX may also issue additional debt or convertible securities to repay or refinance existing debt. The completion and amount of these transactions, if any, are subject to a number of factors, including market conditions, FCX's financial position and its ability to complete such transactions on economically attractive terms.
With the successful completion of the Cerro Verde expansion and access to higher grade ore from the Grasberg mine in future quarters, FCX expects to generate substantial cash flows over the next 18 months for debt reduction.
As part of its plan to reduce outstanding indebtedness, FCX intends to commence, subject to market conditions, a registered at-the-market offering of up to $1.5 billion of common stock and use the proceeds to retire outstanding indebtedness. FCX believes the proceeds of this offering, together with previously announced asset sale transactions and anticipated cash flow from operations, will enable it to achieve its near-term debt reduction objectives.
While additional asset sales may be considered, FCX remains focused on retaining a high-quality portfolio of long-lived copper assets positioned to generate value as market conditions improve. In addition to debt reduction plans, FCX is pursuing opportunities to create additional value through mine designs that would increase copper reserves, reduce costs and provide opportunities to enhance net present values, and continues to advance studies for future development of its copper resources, the timing of which will be dependent on market conditions.

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Following provides a summary of FCX’s completed and pending asset sales (in billions):

	Closing or Expected	Cash
	Closing Date	Consideration	[a]
Morenci (13 percent interest)	Second-quarter 2016	$1.00
Timok exploration project in Serbia	Second-quarter 2016	0.13	[b]
Oil and gas royalty interests	Second-quarter 2016	0.10
Other land sales	Second-quarter 2016	0.06
Haynesville shale assets	Third-quarter 2016	0.09
Tenke	Fourth-quarter 2016	2.65	[c]
Total, excluding potential transactions and contingent consideration		4.03
Potential Freeport Cobalt/Kinsanfu transactions[d]		0.15
Contingent consideration[b,c]		0.23
Total		$4.41

a.	Reflects aggregate cash consideration.

b.	Excludes contingent consideration of up to $107 million payable to FCX in stages based upon achievement of defined development milestones.

c.
Excludes contingent consideration of up to $120 million, consisting of $60 million if the average copper price exceeds $3.50 per pound and $60 million if the average cobalt price exceeds $20 per pound, for the 24-month period ending December 31, 2019.

d.
FCX has agreed to negotiate exclusively with China Molybdenum Co., Ltd. (CMOC) until December 31, 2016, to enter into a definitive agreement to sell its interests in Freeport Cobalt for $100 million and the Kinsanfu exploration project in the Democratic Republic of Congo (DRC) for $50 million in separate transactions.

SUMMARY OPERATING DATA

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2016	2015		2016	2015
Copper (millions of recoverable pounds)
Production[a]	1,133	977		2,230	1,892
Sales, excluding purchases[a]	1,111	964		2,234	1,924
Average realized price per pound[a]	$2.18	$2.71		$2.16	$2.70
Site production and delivery costs per pound[b]	$1.43	$1.85		$1.47	$1.89
Unit net cash costs per pound[b]	$1.33	$1.50		$1.35	$1.57
Gold (thousands of recoverable ounces)
Production	166	367		350	626
Sales, excluding purchases	156	352		357	615
Average realized price per ounce	$1,292	$1,174		$1,259	$1,183
Molybdenum (millions of recoverable pounds)
Production	19	25		39	49
Sales, excluding purchases	19	23		36	46
Average realized price per pound	$8.34	$9.51		$7.99	$9.84
Oil Equivalents
Sales volumes
MMBOE	12.4	13.1		24.5	25.6
Thousand BOE (MBOE) per day	136	144		135	142
Cash operating margin per BOE[c]
Realized revenues	$32.70	$50.04	[d]	$28.29	$46.95	[d]
Cash production costs	(15.00)	(19.04)		(15.42)	(19.62)
Cash operating margin	$17.70	$31.00		$12.87	$27.33

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a.
Includes production and sales volumes from the Tenke mine, which is reported as a discontinued operation. Copper sales volumes from the Tenke mine totaled 124 million pounds in second-quarter 2016, 104 million pounds in second-quarter 2015, 247 million pounds for the first six months of 2016 and 237 million pounds for the first six months of 2015. For realized copper prices (excluding Tenke), refer to the supplemental schedules, "Selected Mining Operating Data," beginning on page I, which are available on FCX's website, "fcx.com."

b.
Reflects per pound weighted-average production and delivery costs and unit net cash costs (net of by-product credits) for all copper mines (including Tenke), before net noncash and other costs. Excluding the Tenke mine, mining unit net cash costs averaged $1.33 per pound in second-quarter 2016, $1.56 per pound in second-quarter 2015, $1.36 per pound for the first six months of 2016 and $1.63 per pound for the first six months of 2015. For reconciliations of per pound unit costs by operating division to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XV, which are available on FCX's website, "fcx.com."

c.
Cash operating margin for oil and gas operations reflects realized revenues less cash production costs. Cash production costs exclude accretion and other costs. For reconciliations of realized revenues and cash production costs per BOE to revenues and production and delivery costs reported in FCX's consolidated financial statements, refer to the supplemental schedules, “Product Revenues and Production Costs,” beginning on page XV, which are available on FCX's website, “fcx.com.”

d.
Includes realized cash gains on crude oil derivative contracts of $7.73 per BOE in second-quarter 2015 and $7.87 per BOE for the first six months of 2015. FCX currently does not have oil and gas derivative contracts in place for 2016 or future years.

Consolidated Sales Volumes
Second-quarter 2016 consolidated copper sales (including Tenke) totaled 1.1 billion pounds, approximately 5 percent below the April 2016 estimate because of lower sales from Indonesia, and were higher than second-quarter 2015 sales of 964 million pounds, primarily reflecting higher volumes from Cerro Verde.
Second-quarter 2016 consolidated gold sales of 156 thousand ounces were lower than the April 2016 estimate of 195 thousand ounces primarily reflecting lower mining rates in Indonesia, and were lower than second-quarter 2015 sales of 352 thousand ounces, primarily reflecting lower ore grades and lower mining and milling rates.
Second-quarter 2016 consolidated molybdenum sales of 19 million pounds approximated the April 2016 estimate and were lower than second-quarter 2015 sales of 23 million pounds, primarily reflecting market-driven curtailed production volumes from the primary molybdenum mines.
Second-quarter 2016 sales from oil and gas operations of 12.4 MMBOE, including 8.65 million barrels (MMBbls) of crude oil, 18.8 billion cubic feet (Bcf) of natural gas and 0.6 MMBbls of natural gas liquids (NGLs), were lower than the April 2016 estimate of 13.5 MMBOE, primarily reflecting lower than anticipated well performance and start-up delays at new wells, and were lower than second-quarter 2015 sales of 13.1 MMBOE, primarily reflecting lower natural gas volumes from Haynesville.
Sales volumes for the year 2016 are expected to approximate 5.0 billion pounds of copper (including 440 million pounds for Tenke through the anticipated closing date), 1.7 million ounces of gold, 76 million pounds of molybdenum and 47.4 MMBOE, including 1.3 billion pounds of copper (including 115 million pounds for Tenke), 410 thousand ounces of gold, 20 million pounds of molybdenum and 11.4 MMBOE for third-quarter 2016. Anticipated higher grades from the Grasberg mine are expected to result in approximately 30 percent of 2016 copper sales and 55 percent of 2016 gold sales to occur in fourth-quarter 2016.
Consolidated Unit Costs
Mining Unit Net Cash Costs. Consolidated average unit net cash costs (net of by-product credits) for FCX's copper mines (including Tenke) of $1.33 per pound of copper in second-quarter 2016 were lower than unit net cash costs of $1.50 per pound in second-quarter 2015, primarily reflecting higher copper sales volumes and the impact of ongoing cost reduction initiatives, partly offset by lower gold and silver credits.
Assuming average prices of $1,300 per ounce of gold and $6 per pound of molybdenum for the second half of 2016 and achievement of current sales volume and cost estimates, consolidated unit net cash costs (net of by-product credits) for copper mines (including Tenke) are expected to average $1.06 per pound of copper for the year 2016. The impact of price changes for the second half of 2016 on consolidated unit net cash costs would approximate $0.015 per pound for each $50 per ounce change in the average price of gold and $0.01 per pound for

Freeport-McMoRan	5

each $2 per pound change in the average price of molybdenum. Quarterly unit net cash costs vary with fluctuations in sales volumes and realized prices primarily for gold and molybdenum.
Oil and Gas Cash Production Costs per BOE. Cash production costs for oil and gas operations of $15.00 per BOE in second-quarter 2016 were lower than cash production costs of $19.04 per BOE in second-quarter 2015, primarily reflecting higher production from Gulf of Mexico (GOM) wells and ongoing cost reduction efforts.
Based on current sales volume and cost estimates, cash production costs are expected to approximate $15.50 per BOE for the year 2016.
MINING OPERATIONS
North America Copper Mines. FCX operates seven open-pit copper mines in North America - Morenci, Bagdad, Safford, Sierrita and Miami in Arizona, and Chino and Tyrone in New Mexico. In addition to copper, molybdenum concentrate and silver are also produced by certain of FCX's North America copper mines.
All of the North America mining operations are wholly owned, except for Morenci. FCX records its undivided joint venture interest in Morenci using the proportionate consolidation method. On May 31, 2016, FCX completed the sale of an additional 13 percent undivided interest in Morenci for $1.0 billion in cash. As a result of the transaction, FCX's undivided interest in Morenci was prospectively reduced from 85 percent to 72 percent.
Operating and Development Activities. FCX has significant undeveloped reserves and resources in North America and a portfolio of long-term development projects. In the near term, FCX is deferring development of new projects as a result of current market conditions. Future investments will be undertaken based on the results of economic and technical feasibility studies, and market conditions.
During 2015, FCX's revised plans for its North America copper mines to incorporate reductions in mining rates to reduce operating and capital costs. In addition, FCX curtailed operations at the Miami and Tyrone mines and is operating its Sierrita mine at reduced rates. The revised plans at each of the operations incorporate the impacts of lower energy, acid and other consumables, reduced labor costs and a significant reduction in capital spending plans. These operating plans continue to be reviewed and additional adjustments will be made as market conditions warrant.
Operating Data. Following is a summary of consolidated operating data for the North America copper mines for the second quarters and first six months of 2016 and 2015:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Copper (millions of recoverable pounds)
Production	469	469	956	921
Sales	464	486	967	958
Average realized price per pound	$2.18	$2.77	$2.17	$2.73

Molybdenum (millions of recoverable pounds)
Production[a]	8	10	16	19

Unit net cash costs per pound of copper[b]
Site production and delivery, excluding adjustments	$1.40	$1.78	$1.40	$1.79
By-product credits	(0.11)	(0.16)	(0.10)	(0.17)
Treatment charges	0.11	0.12	0.11	0.13
Unit net cash costs	$1.40	$1.74	$1.41	$1.75

a.	Refer to summary operating data on page 4 for FCX's consolidated molybdenum sales, which includes sales of molybdenum produced at the North America copper mines.

b.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XV, which are available on FCX's website, "fcx.com."

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North America's consolidated copper sales volumes totaling 464 million pounds in second-quarter 2016 were lower than 486 million pounds in second-quarter 2015 primarily because of timing of sales in the 2015 period. North America copper sales are estimated to approximate 1.8 billion pounds for the year 2016, compared with 2.0 billion pounds in 2015.
Average unit net cash costs (net of by-product credits) for the North America copper mines of $1.40 per pound of copper in second-quarter 2016 were lower than the unit net cash costs of $1.74 per pound in second-quarter 2015, primarily reflecting cost reduction initiatives and lower energy and other input costs.
Average unit net cash costs (net of by-product credits) for the North America copper mines are expected to approximate $1.42 per pound of copper for the year 2016, based on achievement of current sales volume and cost estimates and assuming an average molybdenum price of $6 per pound for the second half of 2016. North America's average unit net cash costs would change by approximately $0.012 per pound for each $2 per pound change in the average price of molybdenum.

South America Mining. FCX operates two copper mines in South America - Cerro Verde in Peru (in which FCX owns a 53.56 percent interest) and El Abra in Chile (in which FCX owns a 51 percent interest). These operations are consolidated in FCX's financial statements. In addition to copper, the Cerro Verde mine produces molybdenum concentrate and silver.
Operating and Development Activities. In September 2015, the Cerro Verde expansion project commenced operations, and achieved capacity operating rates during first-quarter 2016. Cerro Verde's expanded operations benefit from its large-scale, long-lived reserves and cost efficiencies. The project expanded the concentrator facilities from 120,000 metric tons of ore per day to 360,000 metric tons of ore per day and is on track to provide incremental annual production of approximately 600 million pounds of copper and 15 million pounds of molybdenum.
During 2015, FCX revised plans for its South America copper mines, principally to reflect adjustments to the mine plan at El Abra to reduce mining and stacking rates by approximately 50 percent to achieve lower operating and labor costs, defer capital expenditures and extend the life of the existing operations.
FCX continues to evaluate a potential large-scale milling operation at El Abra to process additional sulfide material and to achieve higher recoveries. Exploration results in recent years at El Abra indicate a significant sulfide resource, which could potentially support a major mill project. Future investments will depend on technical studies, economic factors and global copper market conditions.
Operating Data. Following is a summary of consolidated operating data for the South America mining operations for the second quarters and first six months of 2016 and 2015:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Copper (millions of recoverable pounds)
Production	334	188	669	381
Sales	327	178	650	378
Average realized price per pound	$2.19	$2.69	$2.18	$2.68

Molybdenum (millions of recoverable pounds)
Production[a]	4	2	9	4

Unit net cash costs per pound of copper[b]
Site production and delivery, excluding adjustments	$1.20	$1.77	$1.22	$1.76
By-product credits	(0.12)	(0.04)	(0.10)	(0.06)
Treatment charges	0.23	0.17	0.23	0.17
Royalty on metals	—	—	0.01	—
Unit net cash costs	$1.31	$1.90	$1.36	$1.87

Freeport-McMoRan	7

a.	Refer to summary operating data on page 4 for FCX's consolidated molybdenum sales, which includes sales of molybdenum produced at Cerro Verde.

b.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XV, which are available on FCX's website, "fcx.com."

South America's consolidated copper sales volumes of 327 million pounds in second-quarter 2016 were significantly higher than second-quarter 2015 sales of 178 million pounds, primarily reflecting Cerro Verde's expanded operations. Sales from South America mining are expected to approximate 1.36 billion pounds of copper for the year 2016, compared with 871 million pounds of copper in 2015.
Average unit net cash costs (net of by-product credits) for South America mining of $1.31 per pound of copper in second-quarter 2016 were significantly lower than unit net cash costs of $1.90 per pound in second-quarter 2015, primarily reflecting higher copper sales volumes and economies of scale associated with the Cerro Verde expansion. Average unit net cash costs (net of by-product credits) for South America mining are expected to approximate $1.40 per pound of copper for the year 2016, based on current sales volume and cost estimates and assuming average prices of $6 per pound of molybdenum for the second half of 2016.

Indonesia Mining. Through its 90.64 percent owned and consolidated subsidiary PT Freeport Indonesia (PT-FI), FCX's assets include one of the world's largest copper and gold deposits at the Grasberg minerals district in Papua, Indonesia. PT-FI operates a proportionately consolidated joint venture, which produces copper concentrates that contain significant quantities of gold and silver.
Regulatory Matters. In October 2015, the Indonesian government provided a letter of assurance to PT-FI indicating that it will approve the extension of operations beyond 2021, and provide the same rights and the same level of legal and fiscal certainty provided under its current Contract of Work (COW). PT-FI continues to engage in discussions with the Indonesian government to obtain extension of its long-term rights available under the COW.
In connection with its COW negotiations and subject to concluding an agreement to extend PT-FI's operations beyond 2021 on acceptable terms, PT-FI has agreed to construct new smelter capacity in Indonesia and to divest an additional 20.64 percent interest in PT-FI at fair market value.
PT-FI is required to apply for renewal of export permits at six-month intervals. In February 2016, PT-FI's export permit was renewed through August 8, 2016. PT-FI has applied for an extension of this permit. The Indonesian government continues to impose a 5.0 percent export duty while it reviews PT-FI's smelter plans.
Operating and Development Activities. PT-FI's revised operating plans incorporate improved operational efficiencies, reductions in input costs, supplies and contractor costs, foreign exchange impacts and an approximate 20 percent deferral of capital expenditures that had been planned for 2016.
PT-FI has several projects in progress in the Grasberg minerals district related to the development of its large-scale, long-lived, high-grade underground ore bodies. In aggregate, these underground ore bodies are expected to produce large-scale quantities of copper and gold following the transition from the Grasberg open pit, currently anticipated to occur in early 2018. From 2016 to 2020, estimated aggregate capital spending on these projects is currently expected to average $1.0 billion per year ($0.8 billion per year net to PT-FI). Considering the long-term nature and size of these projects, actual costs could vary from these estimates. In response to market conditions and Indonesian regulatory uncertainty, the timing of these expenditures continues to be reviewed.

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Operating Data. Following is a summary of consolidated operating data for the Indonesia mining operations for the second quarters and first six months of 2016 and 2015:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Copper (millions of recoverable pounds)
Production	208	205	373	359
Sales	196	196	370	351
Average realized price per pound	$2.20	$2.61	$2.17	$2.66

Gold (thousands of recoverable ounces)
Production	158	360	336	615
Sales	151	346	346	606
Average realized price per ounce	$1,292	$1,173	$1,260	$1,183

Unit net cash costs per pound of copper[a]
Site production and delivery, excluding adjustments	$1.77	$2.26	$1.99	$2.51
Gold and silver credits	(1.05)	(2.13)	(1.27)	(2.11)
Treatment charges	0.29	0.32	0.30	0.31
Export duties	0.08	0.18	0.08	0.16
Royalty on metals	0.11	0.18	0.12	0.17
Unit net cash costs	$1.20	$0.81	$1.22	$1.04

a.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XV, which are available on FCX's website, "fcx.com."

Indonesia's consolidated copper sales totaled 196 million pounds in both the second quarters of 2016 and 2015 as higher copper ore grades in the 2016 period were offset by lower mining and milling rates. Indonesia's second-quarter 2016 gold sales of 151 thousand ounces were lower than second-quarter 2015 sales of 346 thousand ounces, primarily reflecting lower gold ore grades and lower mining and milling rates.
During second-quarter 2016, PT-FI completed repairs to its large-scale concentrating facility, which required 23 days of downtime to repair one of the milling circuits. PT-FI’s second-quarter 2016 production was also impacted by lower than expected mining rates and productivity in the Grasberg open pit, which affects the timing of metal production. Productivity in the Grasberg open pit has improved in July.
At the Grasberg mine, the sequencing of mining areas with varying ore grades causes fluctuations in quarterly and annual production of copper and gold. Consolidated sales volumes from Indonesia mining operations are expected to approximate 1.3 billion pounds of copper and 1.7 million ounces of gold for the year 2016, compared with 744 million pounds of copper and 1.2 million ounces of gold for the year 2015. PT-FI expects ore grades to improve significantly, with approximately 40 percent of its 2016 copper sales and 55 percent of its 2016 gold sales anticipated in fourth-quarter 2016.
A significant portion of PT-FI's costs are fixed and unit costs vary depending on volumes and other factors. Indonesia's unit net cash costs (including gold and silver credits) of $1.20 per pound of copper in second-quarter 2016 were higher than unit net cash costs of $0.81 per pound in second-quarter 2015, primarily reflecting lower gold credits, partly offset by lower royalties, export duties and energy costs.
Based on current sales volume and cost estimates, and assuming an average gold price of $1,300 per ounce for the second half of 2016, unit net cash costs (net of gold and silver credits) for Indonesia mining are expected to approximate $0.12 per pound of copper for the year 2016 and $0.43 per pound for third-quarter 2016. Indonesia mining's unit net cash costs for the year 2016 would change by approximately $0.05 per pound for each $50 per ounce change in the average price of gold. Because of the fixed nature of a large portion of Indonesia mining's costs, unit costs vary from quarter to quarter depending on copper and gold volumes. Anticipated higher ore grades from the Grasberg mine are expected to result in lower unit net cash costs in the second half of 2016.

Freeport-McMoRan	9

Africa Mining. Africa mining includes the Tenke Fungurume Mining S.A. (TFM) minerals district, in which FCX holds an effective 56 percent interest in the Tenke copper and cobalt mining concessions in the Southeast region of the DRC. In May 2016, FCX entered into a definitive agreement to sell its interest in TF Holdings Limited. As a result and in accordance with accounting guidelines, the operating results of Africa mining have been separately reported as discontinued operations in FCX’s consolidated statements of operations for all periods presented. The transaction is expected to close in fourth-quarter 2016, subject to regulatory approvals, CMOC shareholder approval and other customary closing conditions.
Operating and Development Activities. Revised plans at Tenke incorporate a 50 percent reduction in capital spending for 2016 and various initiatives to reduce operating, administrative and exploration costs. TFM successfully commissioned a sulphuric acid plant in first-quarter 2016, which will reduce requirements for third-party acid purchases.
Operating Data. Following is a summary of operating data for the Africa mining operations for the second quarters and first six months of 2016 and 2015:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Copper (millions of recoverable pounds)
Production	122	115	232	231
Sales	124	104	247	237
Average realized price per pound[a]	$2.07	$2.63	$2.08	$2.66

Cobalt (millions of contained pounds)
Production	10	9	19	16
Sales	10	8	20	16
Average realized price per pound	$6.58	$9.27	$6.52	$9.23

Unit net cash costs per pound of copper[b]
Site production and delivery, excluding adjustments	$1.62	$1.54	$1.63	$1.56
Cobalt credits[c]	(0.33)	(0.53)	(0.35)	(0.44)
Royalty on metals	0.05	0.06	0.05	0.06
Unit net cash costs	$1.34	$1.07	$1.33	$1.18

a.	Includes point-of-sale transportation costs as negotiated in customer contracts.

b.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in net (loss) income from discontinued operations in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XV, which are available on FCX's website, "fcx.com."

c.	Net of cobalt downstream processing and freight costs.

Africa mining's copper sales of 124 million pounds in second-quarter 2016 were higher than second-quarter 2015 copper sales of 104 million pounds, primarily reflecting higher mining rates and timing of sales in the 2015 period. Africa mining's sales for 2016 (through the anticipated closing date) are expected to approximate 440 million pounds of copper and 35 million pounds of cobalt, compared with 467 million pounds of copper and 35 million pounds of cobalt for the year 2015.
Africa mining's unit net cash costs (net of cobalt credits) of $1.34 per pound of copper in second-quarter 2016 were higher than unit net cash costs of $1.07 per pound of copper in second-quarter 2015, primarily reflecting lower cobalt credits. Unit net cash costs (net of cobalt credits) for Africa mining are expected to approximate $1.28 per pound of copper for the year 2016, based on current sales volume and cost estimates and assuming an average cobalt price of $11 per pound for the second half of 2016. Africa mining's unit net cash costs for the year 2016 would change by approximately $0.045 per pound for each $2 per pound change in the average price of cobalt.

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Molybdenum Mines. FCX has two wholly owned molybdenum mines in North America - the Henderson underground mine and the Climax open-pit mine, both in Colorado. The Henderson and Climax mines produce high-purity, chemical-grade molybdenum concentrate, which is typically further processed into value-added molybdenum chemical products. The majority of molybdenum concentrate produced at the Henderson and Climax mines, as well as from FCX's North and South America copper mines, is processed at FCX's conversion facilities.
Operating and Development Activities. In response to market conditions, the revised plans for the Henderson molybdenum mine incorporate lower operating rates, resulting in an approximate 65 percent reduction in Henderson's annual production volumes. FCX also adjusted production plans at its by-product mines, including reduced production at its Sierrita mine. Additionally, FCX incorporated changes in the commercial pricing structure for its chemicals products to promote continuation of chemical-grade production.
Production from the Molybdenum mines totaled 7 million pounds of molybdenum in second-quarter 2016 and 13 million pounds in second-quarter 2015. Refer to summary operating data on page 4 for FCX's consolidated molybdenum sales, which includes sales of molybdenum produced at the Molybdenum mines, and from FCX's North and South America copper mines.
Average unit net cash costs for the Molybdenum mines of $7.80 per pound of molybdenum in second-quarter 2016 were higher than average unit net cash costs of $7.19 per pound in second-quarter 2015, primarily reflecting lower volumes. Based on current sales volume and cost estimates, unit net cash costs for the Molybdenum mines are expected to average approximately $8.60 per pound of molybdenum for the year 2016.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XV, which are available on FCX's website, "fcx.com."

Mining Exploration Activities.     FCX's mining exploration activities are generally associated with its existing mines focusing on opportunities to expand reserves and resources to support development of additional future production capacity. Exploration results continue to indicate opportunities for significant future potential reserve additions in North and South America. Exploration spending continues to be constrained by market conditions and is expected to approximate $45 million for the year 2016.

OIL AND GAS OPERATIONS
Through its wholly owned oil and gas subsidiary, FM O&G, FCX's principal oil and gas assets include significant oil production facilities and growth potential in the Deepwater GOM and established oil production facilities in California. For the first six months of 2016, approximately 90 percent of FCX's oil and gas revenues were from oil and NGLs.
During second-quarter 2016, FM O&G completed the sale of certain oil and gas royalty interests for cash consideration of $102 million (before closing adjustments), and in July 2016, completed the sale of its Haynesville shale assets in North Louisiana for cash consideration of $87 million (before closing adjustments). Under full cost accounting rules, the proceeds from these transactions are recorded as a reduction of capitalized oil and gas properties, with no gain or loss recognition.
Impairment of Oil and Gas Properties. FM O&G follows the full cost method of accounting, whereby all costs associated with oil and gas property acquisition, exploration and development activities are capitalized and amortized to expense under the unit-of-production method on a country-by-country basis using estimates of proved oil and gas reserves relating to each country where such activities are conducted. The costs of unproved oil and gas properties are excluded from amortization until the properties are evaluated.
Under full cost accounting rules, a "ceiling test" is conducted each quarter to review the carrying value of oil and gas properties for impairment. The U.S. Securities and Exchange Commission (SEC) requires the twelve-month average of the first-day-of-the-month historical reference oil price be used in determining the ceiling test limitation. Using West Texas Intermediate (WTI) as the reference oil price, the average price was $43.12 per barrel at June 30, 2016, compared with $46.26 per barrel at March 31, 2016. As a result of the impact of the reduction in twelve-month historical prices, net capitalized costs exceeded the ceiling test limitation under full cost accounting rules, which resulted in the recognition of a second-quarter 2016 impairment charge of $291 million.

Freeport-McMoRan	11

If the twelve-month historical average price remains below the June 30, 2016, twelve-month average of $43.12 per barrel, the ceiling test limitation will decrease, potentially resulting in additional ceiling test impairments of FCX's oil and gas properties. The WTI spot oil price was $43.13 per barrel at July 25, 2016. In addition to a decline in the trailing twelve-month average oil and gas prices, other factors that could result in future impairment of FCX's oil and gas properties include costs transferred from unevaluated properties to the full cost pool without corresponding proved oil and gas reserve additions, negative reserve revisions and the capitalization of future exploration and development costs. At June 30, 2016, carrying costs for unevaluated properties excluded from amortization totaled $1.7 billion. These costs will be transferred into the full cost pool as the properties are evaluated and proved reserves are established or if impairment is determined. If these activities do not result in additions to discounted future net cash flows from proved oil and gas reserves at least equal to the related costs transferred (net of related tax effects), additional ceiling test impairments may occur.
Financial and Operating Data. Following is a summary of financial and operating data for the U.S. oil and gas operations for the second quarters and first six months of 2016 and 2015:

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2016	2015		2016	2015
Financial Summary (in millions)
Realized revenues[a]	$405	$656	[b]	$694	$1,203
Cash production costs[a]	(186)	(249)		(378)	(503)
Cash operating margin	$219	$407		$316	$700
Capital expenditures[c]	$388	$777		$868	$1,795
Sales Volumes
Oil (MMBbls)	8.7	8.6		17.0	17.0
Natural gas (Bcf)	18.8	23.5		38.4	45.3
NGLs (MMBbls)	0.6	0.6		1.2	1.1
MMBOE	12.4	13.1		24.5	25.6
Average Realized Prices[a]
Oil (per barrel)	$41.10	$67.61	[b]	$35.21	$62.13	[b]
Natural gas (per million British thermal units, or MMBtu)	$2.04	$2.66		$2.02	$2.75
NGLs (per barrel)	$18.00	$20.50		$16.44	$21.71
Cash Operating Margin per BOE[a]
Realized revenues	$32.70	$50.04	[b]	$28.29	$46.95	[b]
Cash production costs	(15.00)	(19.04)		(15.42)	(19.62)
Cash operating margin	$17.70	$31.00		$12.87	$27.33

a.
Cash operating margin for oil and gas operations reflects realized revenues less cash production costs. Cash production costs exclude accretion and other costs. For reconciliations of realized revenues (including average realized prices for oil, natural gas and NGLs) and cash production costs to revenues and production and delivery costs reported in FCX's consolidated financial statements, refer to the supplemental schedules, “Product Revenues and Production Costs,” beginning on page XV, which are available on FCX's website, “fcx.com.”

b.
Includes realized cash gains on crude oil derivative contracts of $101 million ($11.79 per barrel of oil and $7.73 per BOE) in second-quarter 2015 and $201 million ($11.88 per barrel of oil and $7.87 per BOE) for the first six months of 2015. FCX currently does not have oil and gas derivative contracts in place for 2016 or future years.

c.
Excludes international oil and gas expenditures totaling $4 million in second-quarter 2016, $29 million in second-quarter 2015, $47 million for the first six months of 2016 and $44 million for the first six months of 2015, primarily related to the Morocco oil and gas properties.

FM O&G's average realized price for crude oil was $41.10 per barrel in second-quarter 2016 (87 percent of the average Brent crude oil price of $47.03 per barrel). FM O&G's average realized price for natural gas was $2.04 per MMBtu in second-quarter 2016, compared to the New York Mercantile Exchange natural gas price average of $1.95 per MMBtu for the April through June 2016 contracts.

Freeport-McMoRan	12

Lower realized revenues for oil and gas operations of $32.70 per BOE in second-quarter 2016, compared to $50.04 per BOE in second-quarter 2015, primarily reflects lower oil prices and the impact of realized cash gains on derivative contracts of $7.73 per BOE in second-quarter 2015.
Cash production costs for oil and gas operations of $15.00 per BOE in second-quarter 2016 were lower than cash production costs of $19.04 per BOE in second-quarter 2015, primarily reflecting higher production from GOM wells and ongoing cost reduction efforts.
Following is a summary of average oil and gas sales volumes per day by region for the second quarters and first six months of 2016 and 2015:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Sales Volumes (MBOE per day)	2016	2015	2016	2015
GOM[a]	88	80	85	77
California	32	38	32	39
Haynesville/Madden/Other[b]	16	26	18	26
Total oil and gas operations	136	144	135	142

a.	Includes sales from properties on the GOM Shelf and in the Deepwater GOM, and the Inboard Lower Tertiary/Cretaceous natural gas trend.

b.	In July 2016, FM O&G completed the sale of the Haynesville shale assets.
Daily sales volumes averaged 136 MBOE for second-quarter 2016, including 95 thousand barrels (MBbls) of crude oil, 207 million cubic feet (MMcf) of natural gas and 6 MBbls of NGLs. Since year-end 2015, FM O&G has commenced production from six 100-percent-owned Deepwater GOM wells. Oil and gas sales volumes are expected to average 130 MBOE per day for the year 2016, comprised of 73 percent oil, 5 percent natural gas and 22 percent NGLs. These estimates are below the April 2016 estimates of 149 MBOE per day, reflecting revised estimates for three Holstein Deep wells that commenced production in second-quarter 2016, the sale of the Haynesville shale assets and production constraints following a fire at a third-party natural gas processing plant.
In late June 2016, a fire at a third-party natural gas processing plant in Pascagoula, Mississippi resulted in the shutdown of the plant and the pipeline that transports gas supply from several offshore platforms, including FM O&G’s Horn Mountain and Marlin facilities (representing approximately 45 percent of FM O&G's GOM BOE production). As a result, production has been temporarily constrained and FM O&G is currently accessing an alternative pipeline as an interim solution. FM O&G is working with third parties on alternative routes to resume normal production and does not expect long-term impacts from this event.
Based on current sales volume and cost estimates, cash production costs are expected to approximate $15.50 per BOE for the year 2016.

Oil and Gas Exploration, Operating and Development Activities. In second-quarter 2016, FM O&G remained focused on managing costs and enhancing asset values in response to the current market environment. FM O&G achieved a number of important operational milestones during the quarter, including the commencement of production from five 100-percent-owned Deepwater GOM tieback wells, including three at Holstein Deep and two in the Horn Mountain area. At Lucius and Heidelberg, the operator drilled development wells with favorable results that we believe will further benefit future oil production.
During second-quarter 2016, FCX negotiated the termination and settlement of FM O&G's drilling rig contracts with Noble Drilling (U.S.) LLC (Noble) and Rowan Companies plc (Rowan). As a result of the settlements, FM O&G was released from a total of $1.1 billion in payment obligations under its three drilling rig contracts. In aggregate, reductions in previously contracted commitments for deepwater drillships approximate $350 million. During second-quarter 2016, FCX issued 48 million shares of its common stock (representing a value of $540 million) and paid $85 million cash in connection with the settlements. FCX will fund the remaining $130 million in cash during third-quarter 2016. FCX also agreed to provide contingent payments of up to $105 million, depending on the average price of crude oil over the 12-month period ending June 30, 2017. A net charge of $0.6 billion was recorded in second-quarter 2016 associated with the termination of these contracts.
Assuming an average oil price of $49 per barrel, combined with these actions, operating cash flows from the oil and gas business are expected to exceed its capital expenditures in the second half of 2016 and 2017.

Freeport-McMoRan	13

Since commencing development activities in 2014 at its three 100-percent-owned production platforms in the Deepwater GOM, FM O&G has drilled 14 wells in producing fields with positive results; 10 of these wells have been brought on production, including five wells during second-quarter 2016.
Oil and Gas Capital Expenditures. Capital expenditures for oil and gas operations in second-quarter 2016 totaled $388 million in the U.S. (including $205 million incurred for GOM and approximately $150 million associated with the change in capital expenditure accruals) and $4 million associated with international oil and gas properties.
Capital expenditures for oil and gas operations for the year 2016 are estimated to total $1.4 billion, with approximately 90 percent of the capital budget expected to be directed to the GOM.
Deepwater GOM.  FM O&G operates and owns 100-percent working interests in the Holstein, Marlin and Horn Mountain deepwater production platforms, which in total have processing capacity of 250 MBbls of oil per day. In addition, FM O&G has interests in the Lucius, Heidelberg, Ram Powell and Hoover producing oil fields and the Atwater Valley undeveloped area.
During second-quarter 2016, production from six wells in the Lucius field in the Keathley Canyon area averaged 20 MBOE per day, net to FM O&G’s 25-percent working interest. The field has performed well since initial production commenced in first-quarter 2015. In second-quarter 2016, the operator completed the seventh well in the field. Approximately 80 percent of FM O&G’s working interest is held through its consolidated subsidiary Plains Offshore Operations Inc. (POI). Third parties hold a preferred interest in POI and are entitled to a liquidation preference and to receive preferred distributions.
In January 2016, first oil production commenced from three initial subsea wells in the Heidelberg oil field in the Green Canyon area. Heidelberg is a subsea oil development consisting of five subsea wells tied back to a truss spar hull located in 5,300 feet of water. In second-quarter 2016, the operator commenced drilling a fourth well in the field, and in July 2016, logging results confirmed oil pay with similar characteristics to a good offset producing well. The fifth and final well of the initial development phase commenced drilling in third-quarter 2016. Heidelberg field was discovered in February 2009, and the subsequent development project was sanctioned in early 2013. FM O&G has a 12.5 percent working interest in Heidelberg.
At the 100-percent-owned Holstein Deep, three wells commenced production in second-quarter 2016 and are currently producing at a gross rate of approximately 9 MBOE per day. The rates are below previous estimates, reflecting lower than expected crude oil quality and lower permeability. The Holstein Deep development is located in Green Canyon Block 643, west of the 100-percent-owned Holstein platform in 3,890 feet of water, with production facilities capable of processing 113 MBbls of oil per day.
FM O&G’s 100-percent-owned Horn Mountain field is located in the Mississippi Canyon area and has production facilities capable of processing 75 MBbls of oil per day. The Quebec/Victory and Kilo/Oscar wells commenced production in second-quarter 2016. To enhance recovery of remaining oil in place, future development plans will target subsea tieback from multiple stacked sands in the area.
FM O&G’s well inventory also includes the Horn Mountain Deep discovery well, where successful drilling results in 2015 indicated the presence of sand sections deeper than known pay sections in the field. These positive results and geophysical data support the existence of Middle Miocene reservoir potential for additional development opportunities in the Horn Mountain Deep area, including five 100-percent-owned exploration prospects with significant future potential. FM O&G controls rights to over 55,000 acres associated with these prospects.
FM O&G’s 100-percent-owned Marlin Hub is located in the Mississippi Canyon area and has production facilities capable of processing 60 MBbls of oil per day. FM O&G has drilled five successful tieback opportunities in the area since 2014. The King D-12 and Dorado wells commenced production in 2015, and the King D-13 well commenced production in first-quarter 2016.
CASH FLOWS, CASH and DEBT TRANSACTIONS
Operating Cash Flows. FCX generated operating cash flows of $874 million (including $278 million in working capital sources and changes in other tax payments) for second-quarter 2016 and $1.6 billion (including $466 million in working capital sources and changes in other tax payments) for the first six months of 2016.
Based on current sales volume and cost estimates and assuming average prices of $2.25 per pound of copper, $1,300 per ounce of gold, $6 per pound of molybdenum and $48 per barrel of Brent crude oil for the second

Freeport-McMoRan	14

half of 2016, FCX's consolidated operating cash flows are estimated to approximate $4.5 billion for the year 2016 (including $0.7 billion in working capital sources and other tax payments). The impact of price changes for the second half of 2016 on operating cash flows would approximate $260 million for each $0.10 per pound change in the average price of copper, $40 million for each $50 per ounce change in the average price of gold, $35 million for each $2 per pound change in the average price of molybdenum and $55 million for each $5 per barrel change in the average Brent crude oil price.
Capital Expenditures. Capital expenditures totaled $833 million for second-quarter 2016, consisting of $441 million for mining operations (including $350 million for major projects) and $392 million for oil and gas operations. Capital expenditures for the first six months of 2016 totaled $1.8 billion, consisting of $900 million for mining operations (including $0.7 billion for major projects) and $915 million for oil and gas operations.
Capital expenditures are expected to approximate $3.1 billion for the year 2016, consisting of $1.7 billion for mining operations (including $1.3 billion for major projects, primarily for underground development activities at Grasberg and remaining costs for the Cerro Verde expansion) and $1.4 billion for oil and gas operations.
Cash. Following is a summary of the U.S. and international components of consolidated cash and cash equivalents available to the parent company (excluding cash and cash equivalents of $78 million in assets held for sale), net of noncontrolling interests' share, taxes and other costs at June 30, 2016 (in millions):

Cash at domestic companies	$20
Cash at international operations	332
Total consolidated cash and cash equivalents	352
Noncontrolling interests' share	(102)
Cash, net of noncontrolling interests' share	250
Withholding taxes and other	(23)
Net cash available	$227

Debt. FCX continues to focus on cost and capital management and cash flow generation from its operations and is taking actions to reduce debt through asset sales, available cash flows and other transactions. Following is a summary of total debt and the related weighted-average interest rates at June 30, 2016 (in billions, except percentages):

			Weighted-
			Average
			Interest Rate
FCX Senior Notes	$11.6		3.8%
FCX Term Loan	2.5	[a]	3.2%
FM O&G Senior Notes	2.5		6.6%
Cerro Verde Credit Facility	1.8		2.8%
Other debt	0.9		4.7%
	$19.3		4.0%

a.	In accordance with the mandatory prepayment provision of the amended Term Loan, 50 percent of the proceeds associated with the Tenke sale must be applied toward repaying the Term Loan.
At June 30, 2016, FCX had $40 million in letters of credit issued and availability of $3.5 billion under its $3.5 billion revolving credit facility.
Through July 25, 2016, FCX exchanged $369 million in senior notes (including exchanges totaling $268 million in second-quarter 2016) maturing in 2022, 2023, 2034 and 2043 for 28 million shares of FCX common stock in a series of privately negotiated transactions at a cost of $311 million. FCX has approximately 1.33 billion common shares outstanding, which includes shares issued through July 25, 2016, in connection with the settlement of these privately negotiated transactions.

Freeport-McMoRan	15

FINANCIAL POLICY
FCX intends to continue to seek to strengthen its financial position, with a focus on significant debt reduction. In December 2015, FCX's common stock dividend was suspended. FCX's Board of Directors will continue to review its financial policy on an ongoing basis.

WEBCAST INFORMATION
A conference call with securities analysts to discuss FCX's second-quarter 2016 results is scheduled for today at 10:00 a.m. Eastern Time. The conference call will be broadcast on the Internet along with slides. Interested parties may listen to the conference call live and view the slides by accessing "fcx.com." A replay of the webcast will be available through Friday, August 26, 2016.
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FCX is a premier U.S.-based natural resources company with an industry-leading global portfolio of mineral assets and significant oil and gas resources. FCX is the world's largest publicly traded copper producer.
FCX's portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world's largest copper and gold deposits; significant mining operations in the Americas, including the large-scale Morenci minerals district in North America and the Cerro Verde operation in South America; the Tenke Fungurume minerals district in the DRC; and significant U.S. oil and natural gas assets, principally in the Deepwater GOM and in California. Additional information about FCX is available on FCX's website at "fcx.com."
Cautionary Statement and Regulation G Disclosure: This press release contains forward-looking statements in which FCX discusses its potential future performance. Forward-looking statements are all statements other than statements of historical facts, such as projections or expectations relating to ore grades and milling rates, production and sales volumes, unit net cash costs, cash production costs per BOE, operating cash flows, capital expenditures, debt reduction initiatives, including FCX's ability to complete pending asset sales and to sell additional assets, exploration efforts and results, development and production activities and costs, liquidity, tax rates, the impact of copper, gold, molybdenum, cobalt, crude oil and natural gas price changes, the impact of deferred intercompany profits on earnings, reserve estimates, future dividend payments, and share purchases and sales. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” "targets," “intends,” “likely,” “will,” “should,” “to be,” ”potential" and any similar expressions are intended to identify those assertions as forward-looking statements. Under its term loan and revolving credit facility, as amended, FCX is not permitted to pay dividends on common stock on or prior to March 31, 2017. The declaration of dividends is at the discretion of the Board, subject to restrictions under FCX's credit agreements, and will depend on FCX's financial results, cash requirements, future prospects, and other factors deemed relevant by the Board.
FCX cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause FCX's actual results to differ materially from those anticipated in the forward-looking statements include supply of and demand for, and prices of, copper, gold, molybdenum, cobalt, crude oil and natural gas, mine sequencing, production rates, drilling results, potential effects of cost and capital expenditure reductions and production curtailments on financial results and cash flow, the outcome of FCX's debt reduction initiatives, FCX's ability to secure regulatory approvals, satisfy closing conditions and consummate pending asset sales, potential additional oil and gas property impairment charges, potential inventory adjustments, potential impairment of long-lived mining assets, the outcome of ongoing discussions with the Indonesian government regarding PT-FI's COW, PT-FI's ability to obtain renewal of its export license after August 8, 2016, the potential effects of violence in Indonesia generally and in the province of Papua, the resolution of administrative disputes in the DRC, industry risks, regulatory changes, political risks, labor relations, weather- and climate-related risks, environmental risks, litigation results and other factors described in more detail under the heading “Risk Factors” in FCX's Annual Report on Form 10-K for the year ended December 31, 2015, filed with the U.S. Securities and Exchange Commission (SEC) as updated by FCX's subsequent filings with the SEC.
Investors are cautioned that many of the assumptions upon which FCX's forward-looking statements are based are likely to change after the forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and costs, some aspects of which FCX may not be able to control. Further, FCX may make changes to its business plans that could affect its results. FCX cautions investors that it does not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes, and FCX undertakes no obligation to update any forward-looking statements.
This press release also contains certain financial measures such as unit net cash costs per pound of copper and molybdenum, oil and gas realized revenues, cash production costs and cash operating margin, which are not recognized under U.S. generally accepted accounting principles. As required by SEC Regulation G, reconciliations of these measures to amounts reported in FCX's consolidated financial statements are in the supplemental schedules of this press release, which are also available on FCX's website, "fcx.com."

Freeport-McMoRan	16

FREEPORT-McMoRan INC.
SELECTED MINING OPERATING DATA

	Three Months Ended June 30,
	Production		Sales
COPPER (millions of recoverable pounds)	2016	2015	2016		2015
(FCX's net interest in %)
North America
Morenci (72%)[a]	224	219	221		225
Bagdad (100%)	44	51	45		56
Safford (100%)	53	39	52		40
Sierrita (100%)	41	48	40		51
Miami (100%)	6	12	7		12
Chino (100%)	80	76	78		78
Tyrone (100%)	19	23	19		23
Other (100%)	2	1	2		1
Total North America	469	469	464		486

South America
Cerro Verde (53.56%)	278	104	270		97
El Abra (51%)	56	84	57		81
Total South America	334	188	327		178

Indonesia
Grasberg (90.64%)[b]	208	205	196		196
Consolidated - continuing operations	1,011	862	987	[c]	860	[c]
Discontinued operation - Tenke Fungurume (Tenke) (56%)	122	115	124		104
Total	1,133	977	1,111		964
Less noncontrolling interests	229	160	226		149
Net	904	817	885		815

Average realized price per pound			$2.19		$2.72
Average realized price per pound (including Tenke)			$2.18		$2.71

GOLD (thousands of recoverable ounces)
(FCX's net interest in %)
North America (100%)	8	7	5		6
Indonesia (90.64%)[b]	158	360	151		346
Consolidated	166	367	156		352
Less noncontrolling interests	14	34	14		33
Net	152	333	142		319

Average realized price per ounce			$1,292		$1,174

MOLYBDENUM (millions of recoverable pounds)
(FCX's net interest in %)
Henderson (100%)	3	7	N/A		N/A
Climax (100%)	4	6	N/A		N/A
North America copper mines (100%)[a]	8	10	N/A		N/A
Cerro Verde (53.56%)	4	2	N/A		N/A
Consolidated	19	25	19		23
Less noncontrolling interests	2	1	2		1
Net	17	24	17		22

Average realized price per pound			$8.34		$9.51

COBALT (millions of contained pounds)
(FCX's net interest in %)
Discontinued operation - Tenke (56%)	10	9	10		8
Less noncontrolling interests	4	4	5		4
Net	6	5	5		4

Average realized price per pound			$6.58		$9.27

a. Amounts are net of Morenci's undivided joint venture partner's interest; effective May 31, 2016, FCX's undivided interest in Morenci was prospectively reduced from 85 percent to 72 percent.

b. Amounts are net of Grasberg's joint venture partner's interest, which varies in accordance with the terms of the joint venture agreement.

c. Consolidated sales volumes exclude purchased copper of 43 million pounds in second-quarter 2016 and 24 million pounds in second-quarter 2015.

I

FREEPORT-McMoRan INC.
SELECTED MINING OPERATING DATA (continued)

	Six Months Ended June 30,
	Production		Sales
COPPER (millions of recoverable pounds)	2016	2015	2016		2015
(FCX's net interest in %)
North America
Morenci (72%)[a]	456	424	459		436
Bagdad (100%)	92	104	95		114
Safford (100%)	109	79	111		81
Sierrita (100%)	82	95	83		100
Miami (100%)	14	23	16		25
Chino (100%)	161	149	161		153
Tyrone (100%)	39	45	39		47
Other (100%)	3	2	3		2
Total North America	956	921	967		958

South America
Cerro Verde (53.56%)	550	211	526		207
El Abra (51%)	119	170	124		171
Total South America	669	381	650		378

Indonesia
Grasberg (90.64%)[b]	373	359	370		351
Consolidated - continuing operations	1,998	1,661	1,987	[c]	1,687	[c]
Discontinued operation - Tenke (56%)	232	231	247		237
Total	2,230	1,892	2,234		1,924
Less noncontrolling interests	450	317	448		317
Net	1,780	1,575	1,786		1,607

Average realized price per pound			$2.17		$2.71
Average realized price per pound (including Tenke)			$2.16		$2.70

GOLD (thousands of recoverable ounces)
(FCX's net interest in %)
North America (100%)	14	11	11		9
Indonesia (90.64%)[b]	336	615	346		606
Consolidated	350	626	357		615
Less noncontrolling interests	31	58	32		57
Net	319	568	325		558

Average realized price per ounce			$1,259		$1,183

MOLYBDENUM (millions of recoverable pounds)
(FCX's net interest in %)
Henderson (100%)	5	14	N/A		N/A
Climax (100%)	9	12	N/A		N/A
North America copper mines (100%)[a]	16	19	N/A		N/A
Cerro Verde (53.56%)	9	4	N/A		N/A
Consolidated	39	49	36		46
Less noncontrolling interests	4	2	3		2
Net	35	47	33		44

Average realized price per pound			$7.99		$9.84

COBALT (millions of contained pounds)
(FCX's net interest in %)
Discontinued operation - Tenke (56%)	19	16	20		16
Less noncontrolling interests	8	7	9		7
Net	11	9	11		9

Average realized price per pound			$6.52		$9.23

a. Amounts are net of Morenci's undivided joint venture partner's interest; effective May 31, 2016, FCX's undivided interest in Morenci was prospectively reduced from 85 percent to 72 percent.

b. Amounts are net of Grasberg's joint venture partner's interest, which varies in accordance with the terms of the joint venture agreement.

c. Consolidated sales volumes exclude purchased copper of 70 million pounds for the first six months of 2016 and 64 million pounds for the first six months of 2015.

II

FREEPORT-McMoRan INC.
SELECTED MINING OPERATING DATA (continued)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
100% North America Copper Mines
Solution Extraction/Electrowinning (SX/EW) Operations
Leach ore placed in stockpiles (metric tons per day)	780,700	890,000	807,100	902,500
Average copper ore grade (percent)	0.33	0.26	0.32	0.25
Copper production (millions of recoverable pounds)	303	261	605	508

Mill Operations
Ore milled (metric tons per day)	300,400	316,000	299,500	308,800
Average ore grades (percent):
Copper	0.48	0.47	0.49	0.48
Molybdenum	0.03	0.03	0.03	0.03
Copper recovery rate (percent)	86.6	85.8	85.6	85.6
Production (millions of recoverable pounds):
Copper	219	247	445	488
Molybdenum	8	10	16	19

100% South America Mining
SX/EW Operations
Leach ore placed in stockpiles (metric tons per day)	170,400	237,000	155,500	235,300
Average copper ore grade (percent)	0.39	0.41	0.40	0.41
Copper production (millions of recoverable pounds)	82	109	172	223

Mill Operations
Ore milled (metric tons per day)	352,000	116,500	345,700	117,900
Average ore grades:
Copper (percent)	0.42	0.46	0.43	0.45
Molybdenum (percent)	0.02	0.01	0.02	0.02
Copper recovery rate (percent)	88.0	78.2	87.1	78.9
Production (recoverable):
Copper (millions of pounds)	252	79	497	158
Molybdenum (millions of pounds)	4	2	9	4

100% Indonesia Mining
Ore milled (metric tons per day)[a]
Grasberg open pit	110,200	134,200	108,000	121,200
Deep Ore Zone underground mine	36,700	42,700	40,500	45,800
Deep Mill Level Zone (DMLZ) underground mine[b]	4,900	—	4,500	—
Grasberg Block Cave underground mine[b]	2,600	—	2,400	—
Big Gossan underground mine[b]	1,000	—	600	—
Total	155,400	176,900	156,000	167,000
Average ore grades:
Copper (percent)	0.84	0.67	0.77	0.63
Gold (grams per metric ton)	0.48	0.86	0.50	0.78
Recovery rates (percent):
Copper	90.4	90.6	89.9	90.6
Gold	80.0	83.5	80.3	83.9
Production (recoverable):
Copper (millions of pounds)	226	205	409	359
Gold (thousands of ounces)	174	360	364	615

100% Africa Mining (Discontinued Operation)
Ore milled (metric tons per day)	15,900	15,300	15,500	14,900
Average ore grades (percent):
Copper	4.05	4.02	4.01	4.18
Cobalt	0.43	0.44	0.46	0.40
Copper recovery rate (percent)	94.5	93.9	93.7	93.9
Production (millions of pounds):
Copper (recoverable)	122	115	232	231
Cobalt (contained)	10	9	19	16

100% Molybdenum Mines
Ore milled (metric tons per day)	18,600	35,900	18,500	38,200
Average molybdenum ore grade (percent)	0.19	0.20	0.21	0.19
Molybdenum production (millions of recoverable pounds)	7	13	14	26

a. Amounts represent the approximate average daily throughput processed at PT-FI's mill facilities from each producing mine and from development activities that result in metal production.
b. Targeted production rates once the DMLZ underground mine reaches full capacity are expected to approximate 80,000 metric tons of ore per day in 2021; production from the Grasberg Block Cave underground mine is expected to commence in 2018 and production from the Big Gossan underground mine is expected to restart in the first half of 2017.

III

FREEPORT-McMoRan INC.
SELECTED U.S. OIL AND GAS OPERATING DATA

	Three Months Ended June 30,
	Sales Volumes				Sales per Day
	2016		2015		2016		2015
Gulf of Mexico (GOM)[a]
Oil (thousand barrels or MBbls)	5,825		5,234		64		58
Natural gas (million cubic feet or MMcf)	9,814		9,279		108		102
Natural gas liquids (NGLs, in MBbls)	559		529		6		5
Thousand barrels of oil equivalents (MBOE)	8,019		7,309		88		80
Average realized price per BOE[b]	$35.02		$47.82
Cash production costs per BOE[b]	$12.43		$16.98
Capital expenditures (in millions)	$205		$676

CALIFORNIA
Oil (MBbls)	2,792		3,326		31		37
Natural gas (MMcf)	405		562		5		6
NGLs (MBbls)	30		42		—	[c]	—	[c]
MBOE	2,890		3,462		32		38
Average realized price per BOE[b]	$36.70		$48.30
Cash production costs per BOE[b]	$23.62		$27.13
Capital expenditures (in millions)	$7		$24

HAYNESVILLE/MADDEN/OTHER[d]
Oil (MBbls)	37		39		—	[c]	—	[c]
Natural gas (MMcf)	8,576		13,693		94		151
NGLs (MBbls)	7		15		—	[c]	—	[c]
MBOE	1,473		2,336		16		26
Average realized price per BOE[b]	$12.09		$16.15
Cash production costs per BOE[b]	$12.07		$13.55
Capital expenditures (in millions)	$2		$6

TOTAL U.S. OIL AND GAS OPERATIONS
Oil (MBbls)	8,654		8,599		95		95
Natural gas (MMcf)	18,795		23,534		207		259
NGLs (MBbls)	596		586		6		5
MBOE	12,382		13,107		136		144
Cash operating margin per BOE:[b]
Realized revenues	$32.70		$50.04	[e]
Less: cash production costs	15.00		19.04
Cash operating margin	$17.70		$31.00
Depreciation, depletion and amortization per BOE	$17.61		$36.99
Capital expenditures (in millions)	$388	[f]	$777	[f]

a.	Reflects properties in the Deepwater GOM and on the Shelf, including the Inboard Lower Tertiary/Cretaceous natural gas trend.

b.
Cash operating margin for oil and gas operations reflects realized revenues less cash production costs. For reconciliations of average realized price and cash production costs per BOE to revenues and production and delivery costs reported in FCX's consolidated financial statements, refer to the supplemental schedules, “Product Revenues and Production Costs,” beginning on page XV, which are available on FCX's website, “fcx.com.”

c.	Rounds to less than 1 MBbl per day.

d.	In July 2016, FM O&G completed the sale of the Haynesville shale assets.

e.
Includes realized cash gains on crude oil derivative contracts of $7.73 per BOE. These contracts were managed on a consolidated basis; accordingly, the average realized price per BOE by region did not reflect adjustments for crude oil derivative contracts. FM O&G currently does not have oil and gas derivative contracts in place for 2016 or future years.

f.
Consolidated capital expenditures for U.S. oil and gas operations reflect total spending, which includes changes in capital expenditure accruals and other adjustments totaling $174 million for second-quarter 2016 and $71 million for second-quarter 2015 that are not specifically allocated to the above regions. Excludes international oil and gas capital expenditures totaling $4 million in second-quarter 2016 and $29 million for second-quarter 2015, primarily related to the Morocco oil and gas properties.

IV

FREEPORT-McMoRan INC.
SELECTED U.S. OIL AND GAS OPERATING DATA (continued)

	Six Months Ended June 30,
	Sales Volumes				Sales per Day
	2016		2015		2016		2015
GOM[a]
Oil (MBbls)	11,198		10,197		62		56
Natural gas (MMcf)	18,712		16,634		103		92
NGLs (MBbls)	1,084		1,001		6		6
MBOE	15,401		13,970		85		77
Average realized price per BOE[b]	$30.55		$44.40
Cash production costs per BOE[b]	$12.26		$17.17
Capital expenditures (in millions)	$482		$1,381

CALIFORNIA
Oil (MBbls)	5,673		6,700		31		37
Natural gas (MMcf)	885		1,146		5		6
NGLs (MBbls)	66		84		—	[c]	—	[c]
MBOE	5,887		6,975		32		39
Average realized price per BOE[b]	$31.24		$43.49
Cash production costs per BOE[b]	$25.98		$29.43
Capital expenditures (in millions)	$16		$53

HAYNESVILLE/MADDEN/OTHER[d]
Oil (MBbls)	81		74		—	[c]	1
Natural gas (MMcf)	18,837		27,521		103		152
NGLs (MBbls)	20		25		—	[c]	—	[c]
MBOE	3,240		4,686		18		26
Average realized price per BOE[b]	$12.18		$16.66
Cash production costs per BOE[b]	$11.21		$12.42
Capital expenditures (in millions)	$2		$27

TOTAL U.S. OIL AND GAS OPERATIONS
Oil (MBbls)	16,952		16,971		93		94
Natural gas (MMcf)	38,434		45,301		211		250
NGLs (MBbls)	1,170		1,110		6		6
MBOE	24,528		25,631		135		142
Cash operating margin per BOE:[b]
Realized revenue	$28.29		$46.95	[e]
Less: cash production costs	15.42		19.62
Cash operating margin	$12.87		$27.33
Depreciation, depletion and amortization per BOE	$19.27		$39.59
Capital expenditures (in millions)	$868	[f]	$1,795	[f]

a.	Reflects properties in the Deepwater GOM and on the Shelf, including the Inboard Lower Tertiary/Cretaceous natural gas trend.

b.
Cash operating margin for oil and gas operations reflects realized revenues less cash production costs. For reconciliations of average realized price and cash production costs per BOE to revenues and production and delivery costs reported in FCX's consolidated financial statements, refer to the supplemental schedules, “Product Revenues and Production Costs,” beginning on page XV, which are available on FCX's website, “fcx.com.”

c.	Rounds to less than 1 MBbl per day.

d.	In July 2016, FM O&G completed the sale of the Haynesville shale assets.

e.
Includes realized cash gains on crude oil derivative contracts of $7.87 per BOE. These contracts were managed on a consolidated basis; accordingly, the average realized price per BOE by region did not reflect adjustments for crude oil derivative contracts. FM O&G currently does not have oil and gas derivative contracts in place for 2016 or future years.

f.
Consolidated capital expenditures for U.S. oil and gas operations reflect total spending, which includes changes in capital expenditure accruals and other adjustments totaling $368 million for the first six months of 2016 and $334 million for the first six months of 2015 that are not specifically allocated to the above regions. Excludes international oil and gas capital expenditures totaling $47 million for the first six months of 2016 and $44 million for the first six months of 2015, primarily related to the Morocco oil and gas properties.

V

FREEPORT-McMoRan INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2016		2015		2016		2015
	(In millions, except per share amounts)
Revenues[a]	$3,334		$3,938		$6,576		$7,709
Cost of sales:
Production and delivery[b]	2,956		2,651		5,455		5,330
Depreciation, depletion and amortization	632		833		1,294		1,699
Impairment of oil and gas properties	291		2,686		4,078		5,790
Total cost of sales	3,879		6,170		10,827		12,819
Selling, general and administrative expenses	160	[c]	148		298	[c]	299
Mining exploration and research expenses	15		30		33		57
Environmental obligations and shutdown costs	11		11		21		24
Net gain on sales of assets	(749)		—		(749)		(39)
Total costs and expenses	3,316		6,359		10,430		13,160
Operating income (loss)	18		(2,421)		(3,854)		(5,451)
Interest expense, net[d]	(196)		(142)		(387)		(281)
Net gain on early extinguishment of debt	39		—		36		—
Other income, net	25		36	[e]	64		43	[e]
Loss from continuing operations before income taxes and equity in affiliated companies' net earnings	(114)		(2,527)		(4,141)		(5,689)
(Provision for) benefit from income taxes[f]	(116)		699		(193)		1,413
Equity in affiliated companies' net earnings	1		—		8		1
Net loss from continuing operations	(229)		(1,828)		(4,326)		(4,275)
Net (loss) income from discontinued operations[g]	(181)		29		(185)		70
Net loss	(410)		(1,799)		(4,511)		(4,205)
Net income attributable to noncontrolling interests:
Continuing operations	(47)		(16)		(109)		(48)
Discontinued operations	(12)		(26)		(22)		(52)
Preferred dividends attributable to redeemable noncontrolling interest	(10)		(10)		(21)		(20)
Net loss attributable to common stockholders[h]	$(479)		$(1,851)		$(4,663)		$(4,325)

Basic and diluted net (loss) income per share attributable to common stockholders:
Continuing operations	$(0.23)		$(1.78)		$(3.54)		$(4.18)
Discontinued operations	(0.15)		—		(0.16)		0.02
	$(0.38)		$(1.78)		$(3.70)		$(4.16)

Basic and diluted weighted-average common shares outstanding	1,269		1,040		1,260		1,040

Dividends declared per share of common stock	$—		$0.1605		$—		$0.2105

a.
Revenues include favorable (unfavorable) adjustments to provisionally priced concentrate and cathode copper sales recognized in prior periods (refer to the supplemental schedule, "Derivative Instruments," on page XI for a summary of these amounts). Revenues for the 2015 periods also include net noncash mark-to-market losses associated with crude oil derivative contracts (refer to the supplemental schedule, "Adjusted Net (Loss) Income," on Page IX for a summary of these amounts).

b.
Refer to the supplemental schedule, "Adjusted Net (Loss) Income," on page IX for a summary of amounts included in production and delivery costs for net charges at (i) oil and gas operations primarily associated with drillship contract settlements/idle rig costs and inventory write downs and (ii) mining operations for adjustments to inventories.

c.	Includes net restructuring charges at oil and gas operations. Refer to the supplemental schedule, "Adjusted Net (Loss) Income," on page IX.

d.
Consolidated interest expense, excluding capitalized interest, totaled $218 million in second-quarter 2016, $208 million in second-quarter 2015, $436 million for the first six months of 2016 and $411 million for the first six months of 2015.

e.
Includes a gain for the proceeds received from insurance carriers and other third parties related to a shareholder derivative litigation settlement. Refer to the supplemental schedule, "Adjusted Net (Loss) Income," on page IX.

f.	Refer to the supplemental schedule, "Income Taxes," on page X for a summary of income taxes from continuing operations.

g.
Net of charges for (i) allocated interest expense associated with FCX's term loan that is required to be repaid as a result of the sale of FCX's interest in Tenke Fungurume (Tenke) totaling $11 million in second-quarter 2016, $7 million in second-quarter 2015, $21 million for the first six months of 2016 and $14 million for the first six months of 2015 and (ii) income tax (benefit) provision totaling $(16) million in second-quarter 2016, $12 million in second-quarter 2015, $(23) million for the first six months of 2016 and $31 million for the first six months of 2015. In accordance with accounting guidelines, the second quarter and first six months of 2016 are also net of $177 million for the estimated loss on disposal, which will be adjusted through closing of the transaction.

h.
FCX defers recognizing profits on intercompany sales until final sales to third parties occur. Refer to the supplemental schedule, "Deferred Profits," on page XI for a summary of net impacts from changes in these deferrals.

VI

FREEPORT-McMoRan INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)

	June 30,	December 31,
	2016	2015
	(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$352	$195
Trade accounts receivable	694	660
Income and other tax receivables	916	1,341
Other accounts receivable	102	154
Inventories:
Mill and leach stockpiles	1,348	1,539
Materials and supplies, net	1,338	1,594
Product	1,058	1,071
Other current assets	226	164
Held for sale	4,666	744
Total current assets	10,700	7,462
Property, plant, equipment and mining development costs, net	23,609	24,248
Oil and gas properties, net - full cost method:
Subject to amortization, less accumulated amortization and impairment	1,381	2,262
Not subject to amortization	1,656	4,831
Long-term mill and leach stockpiles	1,742	1,663
Other assets	2,208	2,001
Held for sale	—	4,110
Total assets	$41,296	$46,577

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$2,569	$3,255
Current portion of debt	770	649
Current portion of environmental and asset retirement obligations	322	272
Accrued income taxes	55	23
Held for sale	824	108
Total current liabilities	4,540	4,307
Long-term debt, less current portion	18,549	19,779
Deferred income taxes	3,758	3,607
Environmental and asset retirement obligations, less current portion	3,697	3,717
Other liabilities	1,662	1,641
Held for sale	—	718
Total liabilities	32,206	33,769

Redeemable noncontrolling interest	771	764

Equity:
Stockholders' equity:
Common stock	145	137
Capital in excess of par value	25,105	24,283
Accumulated deficit	(17,049)	(12,387)
Accumulated other comprehensive loss	(488)	(503)
Common stock held in treasury	(3,710)	(3,702)
Total stockholders' equity	4,003	7,828
Noncontrolling interests[a]	4,316	4,216
Total equity	8,319	12,044
Total liabilities and equity	$41,296	$46,577

a. Includes noncontrolling interests of $1.2 billion at June 30, 2016, and December 31, 2015, associated with Tenke.

VII

FREEPORT-McMoRan INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended June 30,
	2016	2015
	(In millions)
Cash flow from operating activities:
Net loss	$(4,511)	$(4,205)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	1,374	1,829
Impairment of oil and gas properties	4,078	5,790
Non-cash oil and gas drillship settlements/idle rig costs	612	—
Oil and gas inventory adjustments and write downs	82	23
Mining inventory adjustments	7	63
Net gain on sales of assets	(749)	(39)
Net charges for environmental and asset retirement obligations, including accretion	107	109
Payments for environmental and asset retirement obligations	(116)	(81)
Net gain on early extinguishment of debt	(36)	—
Deferred income taxes	169	(1,432)
Estimated loss on disposal of discontinued operations	177	—
Increase in long-term mill and leach stockpiles	(99)	(104)
Net gains on crude oil derivative contracts	—	(58)
Other, net	53	81
Changes in working capital and other tax payments, excluding amounts from dispositions:
Accounts receivable	259	493
Inventories	190	8
Other current assets	(53)	(1)
Accounts payable and accrued liabilities	44	(205)
Accrued income taxes and changes in other tax payments	26	(485)
Net cash provided by operating activities	1,614	1,786

Cash flow from investing activities:
Capital expenditures:
North America copper mines	(76)	(214)
South America	(293)	(902)
Indonesia	(459)	(438)
Molybdenum mines	(1)	(7)
U.S. oil and gas operations	(868)	(1,795)
Other	(118)	(172)
Net proceeds from sale of additional interest in Morenci	996	—
Net proceeds from sale of other assets	290	150
Other, net	(6)	(14)
Net cash used in investing activities	(535)	(3,392)

Cash flow from financing activities:
Proceeds from debt	2,811	4,422
Repayments of debt	(3,649)	(2,360)
Net proceeds from sale of common stock	32	—
Cash dividends and distributions paid:
Common stock	(5)	(380)
Noncontrolling interests	(39)	(60)
Stock-based awards net payments, including excess tax benefit	(5)	(7)
Debt financing costs and other, net	(18)	(7)
Net cash (used in) provided by financing activities	(873)	1,608

Net increase in cash and cash equivalents	206	2
Increase in cash and cash equivalents in assets held for sale	(49)	(1)
Cash and cash equivalents at beginning of year	195	317
Cash and cash equivalents at end of period	$352	$318

VIII

FREEPORT-McMoRan INC.
ADJUSTED NET (LOSS) INCOME

Adjusted net (loss) income is intended to provide investors and others with information about FCX's recurring operating performance. This information differs from net loss attributable to common stockholders determined in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. Adjusted net (loss) income may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended June 30,
	2016					2015
	Pre-tax	After-tax		Per Share		Pre-tax	After-tax		Per Share
Net loss attributable to common stockholders	N/A	$(479)		$(0.38)		N/A	$(1,851)		$(1.78)
Net noncash mark-to-market losses on crude oil derivative contracts	$—	$—		$—		$(95)	$(59)		$(0.06)
Impairment of oil and gas properties	(291)	(291)	[a]	(0.23)		(2,686)	(1,975)	[a]	(1.90)
Other net charges for oil and gas operations:
Drillship settlements/idle rig costs	(639)	(639)		(0.50)		(3)	(2)		—
Inventory write downs	(53)	(53)		(0.04)		(19)	(12)		(0.01)
Restructuring charges	(37)	(37)		(0.03)		—	—		—
Mining inventory adjustments	(2)	(2)		—		(59)	(38)		(0.04)
Net gain on sales of assets[b]	749	744		0.59		—	—		—
Net gain on early extinguishment of debt	39	39		0.03		—	—		—
Gain on shareholder derivative litigation settlement	—	—		—		92	92		0.09
Net tax charges[c]	N/A	(36)		(0.03)		N/A	—		—
Estimated loss on discontinued operations	(177)	(177)		(0.14)		—	—		—
	$(411)	$(452)		$(0.36)	[d]	$(2,770)	$(1,994)		$(1.92)

Adjusted net (loss) income attributable to common stockholders	N/A	$(27)		$(0.02)		N/A	$143		$0.14

	Six Months Ended June 30,
	2016					2015
	Pre-tax	After-tax		Per Share		Pre-tax	After-tax		Per Share
Net loss attributable to common stockholders	N/A	$(4,663)		$(3.70)		N/A	$(4,325)		$(4.16)
Net noncash mark-to-market losses on crude oil derivative contracts	$—	$—		$—		$(143)	$(89)		$(0.09)
Impairment of oil and gas properties	(4,078)	(4,078)	[a]	(3.24)		(5,790)	(4,374)	[a]	(4.20)
Other net charges for oil and gas operations:
Drillship settlements/idle rig costs	(804)	(804)		(0.64)		(16)	(10)		(0.01)
Inventory write downs	(88)	(88)		(0.07)		(23)	(14)		(0.01)
Restructuring charges	(39)	(39)		(0.03)		—	—		—
Mining inventory adjustments	(7)	(7)		(0.01)		(63)	(41)		(0.04)
Net gain on sales of assets[b]	749	744		0.59		39	25		0.02
Net gain on early extinguishment of debt	36	36		0.03		—	—		—
Gain on shareholder derivative litigation settlement	—	—		—		92	92		0.09
Net tax charges[c]	N/A	(36)		(0.03)		N/A	—		—
Estimated loss on discontinued operations	(177)	(177)		(0.14)		—	—		—
	$(4,408)	$(4,449)		$(3.53)	[d]	$(5,904)	$(4,411)		$(4.24)

Adjusted net (loss) income attributable to common stockholders	N/A	$(214)		$(0.17)		N/A	$86		$0.08

a.
As a result of the impairment to oil and gas properties, FCX recorded tax charges of $108 million in second-quarter 2016, $305 million in second-quarter 2015, $1.5 billion for the first six months of 2016 and $763 million for the first six months of 2015 to establish a valuation allowance against deferred tax assets that will not generate a future benefit. These tax charges have been reflected in the above after-tax impacts for the impairment of oil and gas properties.

b.
Net gain on sales of assets primarily reflects the sales of a 13 percent undivided interest in the Morenci unincorporated joint venture and an interest in the Timok exploration project in Serbia for the second quarter and first six months of 2016, and the sale of FCX's one-third interest in the Luna Energy power facility in New Mexico for the first six months of 2015.

c.	For further discussion of net tax charges impacting the second quarter and first six months of 2016, refer to "Income Taxes," on page X.

d.	Per share amounts do not foot down because of rounding.

IX

FREEPORT-McMoRan INC.
INCOME TAXES

Following is a summary of the approximate amounts used in the calculation of FCX's consolidated income tax (provision) benefit from continuing operations for the second quarters and first six months of 2016 and 2015 (in millions, except percentages):

	Three Months Ended June 30,
	2016					2015
				Income Tax					Income Tax
	Income	Effective		Benefit		Income		Effective	Benefit
	(Loss)[a]	Tax Rate		(Provision)		(Loss)[a]		Tax Rate	(Provision)
U.S.	$(81)	(68)%		$(55)	[b]	$(160)	[c]	101%	$162
South America	106	41%		(43)		21		29%	(6)
Indonesia	73	25%		(18)		228		42%	(95)
Impairment of oil and gas properties	(291)	37%		108		(2,686)		38%	1,016
Valuation allowance, net[d]	—	N/A		(108)		—		N/A	(305)
Eliminations and other	79	N/A		(22)		70		N/A	(16)
Rate adjustment[e]	—	N/A		22		—		N/A	(57)
Continuing operations	$(114)	(102)%		$(116)		$(2,527)		28%	$699

	Six Months Ended June 30,
	2016					2015
				Income Tax					Income Tax
	Income	Effective		Benefit		Income		Effective	Benefit
	(Loss)[a]	Tax Rate		(Provision)		(Loss)[a]		Tax Rate	(Provision)
U.S.	$(535)	(7)%		$(39)	[b]	$(455)	[c]	63%	$288
South America	219	38%		(82)		81		37%	(30)
Indonesia	164	33%		(54)		289		43%	(124)
Impairment of oil and gas properties	(4,078)	38%		1,543		(5,790)		38%	2,179
Valuation allowance, net[d]	—	N/A		(1,543)		—		N/A	(763)
Eliminations and other	89	N/A		(25)		186		N/A	(50)
Rate adjustment[e]	—	N/A		7		—		N/A	(87)
Continuing operations	$(4,141)	(5)%	[f]	$(193)		$(5,689)		25%	$1,413

a.	Represents income (loss) from continuing operations by geographic location before income taxes and equity in affiliated companies' net earnings.

b.
Includes net tax charges of $36 million, comprised of a tax charge of $96 million related to the reversal of income tax benefits recognized in 2015 for carryback claims, partly offset by a tax benefit of $60 million associated with FCX's election to monetize alternative minimum tax credits.

c.
Includes a gain of $92 million related to net proceeds received from insurance carriers and other third parties related to the shareholder derivative litigation settlement for which there was no related tax provision.

d.
As a result of the impairment to U.S. oil and gas properties, FCX recorded tax charges to establish valuation allowances against U.S. federal and state deferred tax assets that will not generate a future benefit.

e.	In accordance with applicable accounting rules, FCX adjusts its interim provision for income taxes equal to its consolidated tax rate.

f.
The consolidated effective income tax rate is a function of the combined effective tax rates for the jurisdictions in which FCX operates. Accordingly, variations in the relative proportions of jurisdictional income result in fluctuations to FCX's consolidated effective income tax rate. Assuming achievement of current sales volume and cost estimates and average prices of $2.25 per pound for copper, $1,300 per ounce for gold, $6 per pound for molybdenum and $48 per barrel of Brent crude oil for the second half of 2016, FCX estimates its consolidated effective rate related to continuing operations for the year 2016 will approximate 40 percent, excluding U.S. domestic losses.

X

FREEPORT-McMoRan INC.
DERIVATIVE INSTRUMENTS
Provisional Pricing. During the first six months of 2016, FCX's mined copper (excluding volumes from Tenke) was sold 53 percent in concentrate, 23 percent as cathode and 24 percent as rod from North America operations. Under the long-established structure of sales agreements prevalent in the industry, copper contained in concentrates and cathodes is provisionally priced at the time of shipment. The provisional prices are finalized in a contractually specified future month (generally one to four months from the shipment date) primarily based on quoted monthly average spot copper prices on the London Metal Exchange (LME). Because a significant portion of FCX's copper concentrate and cathode sales in any quarterly period usually remain subject to final pricing, the quarter-end forward price is a major determinant of recorded revenues and the average recorded copper price for the period. LME spot copper prices averaged $2.14 per pound during second-quarter 2016, compared to FCX's average realized price from continuing operations of $2.19 per pound. Following is a summary of the (unfavorable) favorable impacts of net adjustments to prior periods' provisionally priced copper sales for the second quarters and first six months of 2016 and 2015 (in millions, except per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues from continuing operations	$(28)	$(22)	$5	$(99)
Net income attributable to common stock from continuing operations	$(15)	$(11)	$2	$(47)
Net income per share of common stock from continuing operations	$(0.01)	$(0.01)	$—	$(0.04)
At June 30, 2016, FCX had provisionally priced copper sales at its copper mining operations totaling 538 million pounds of copper (net of intercompany sales and noncontrolling interests) recorded at an average of $2.19 per pound, subject to final pricing over the next several months. FCX estimates that each $0.05 change in the price realized from the June 30, 2016, provisional price recorded would have an approximate $19 million effect on 2016 net loss attributable to common stock from continuing operations. The LME spot copper price closed at $2.22 per pound on July 25, 2016.

DEFERRED PROFITS
FCX defers recognizing profits on sales from its mining operations to Atlantic Copper and on 25 percent of PT-FI's sales to PT Smelting (PT Freeport Indonesia's 25 percent-owned Indonesian smelting unit) until final sales to third parties occur. Changes in these deferrals attributable to variability in intercompany volumes resulted in net (reductions) additions to net loss attributable to common stock from continuing operations of $(13) million in second-quarter 2016, $13 million in second-quarter 2015, $(11) million for the first six months of 2016 and $37 million the first six months of 2015. FCX's net deferred profits on its inventories at Atlantic Copper and PT Smelting to be recognized in future periods' net income attributable to common stock from continuing operations totaled $31 million at June 30, 2016. Quarterly variations in ore grades, the timing of intercompany shipments and changes in product prices will result in variability in FCX's net deferred profits and quarterly earnings.

XI

FREEPORT-McMoRan INC.
BUSINESS SEGMENTS
FCX has organized its continuing mining operations into four primary divisions – North America copper mines, South America mining, Indonesia mining and Molybdenum mines, and operating segments that meet certain thresholds are reportable segments. For oil and gas operations, FCX determines its operating segments on a country-by-country basis. Separately disclosed in the following table are FCX's reportable segments, which include the Morenci, Cerro Verde and Grasberg copper mines, the Rod & Refining operations, the Atlantic Copper Smelting & Refining operation and U.S. Oil & Gas operations.
FCX's reportable segments previously included Africa mining, which consisted of the Tenke Fungurume (Tenke) mine. In May 2016, FCX entered into a definitive agreement to sell its effective 56 percent interest in Tenke, and as a result, Tenke has been removed from continuing operations and reported as discontinued operations for all periods presented.
On May 31, 2016, FCX completed the sale of an additional 13 percent undivided joint venture interest in the Morenci unincorporated joint venture. As a result, FCX's undivided interest in Morenci was prospectively reduced from 85 percent to 72 percent.
Intersegment sales between FCX’s mining operations are based on similar arms-length transactions with third parties at the time of the sale. Intersegment sales may not be reflective of the actual prices ultimately realized because of a variety of factors, including additional processing, timing of sales to unaffiliated customers and transportation premiums.
FCX allocates certain operating costs, expenses and capital expenditures to its operating divisions and individual segments. However, not all costs and expenses applicable to an operation are allocated. U.S. federal and state income taxes are recorded and managed at the corporate level (included in Corporate, Other & Eliminations), whereas foreign income taxes are recorded and managed at the applicable country level. In addition, most mining exploration and research activities are managed on a consolidated basis, and those costs along with some selling, general and administrative costs are not allocated to the operating divisions or individual segments. Accordingly, the following segment information reflects management determinations that may not be indicative of what the actual financial performance of each operating division or segment would be if it was an independent entity.

XII

FREEPORT-McMoRan INC.
BUSINESS SEGMENTS (continued)

(In millions)	Mining Operations[a]
	North America Copper Mines				South America			Indonesia
													Atlantic	Other					Corporate,
										Molyb-			Copper	Mining			U.S.		Other
					Cerro					denum		Rod &	Smelting	& Elimi-		Total	Oil & Gas		& Elimi-		FCX
	Morenci	Other		Total	Verde	Other	Total	Grasberg		Mines		Refining	& Refining	nations		Mining	Operations		nations		Total
Three Months Ended June 30, 2016
Revenues:
Unaffiliated customers	$79	$43		$122	$494	$123	$617	$532	[b]	$—		$919	$493	$241	[c]	$2,924	$410		$—		$3,334
Intersegment	404	534		938	60	—	60	(1)	[d]	45		7	2	(1,051)		—	—		—		—
Production and delivery	298	428		726	303	103	406	356		50		919	466	(866)		2,057	889	[e]	10		2,956
Depreciation, depletion and amortization	57	77		134	109	27	136	93		17		3	7	20		410	218		4		632
Impairment of oil and gas properties	—	—		—	—	—	—	—		—		—	—	—		—	290		1	[f]	291
Selling, general and administrative expenses	1	1		2	2	—	2	22		—		—	4	2		32	81	[g]	47		160
Mining exploration and research expenses	—	—		—	—	—	—	—		—		—	—	15		15	—		—		15
Environmental obligations and shutdown costs	—	—		—	—	—	—	—		—		—	—	10		10	—		1		11
Net gain on sale of assets	(577)	—		(577)	—	—	—	—		—		—	—	(172)		(749)	—		—		(749)
Operating income (loss)	704	71		775	140	(7)	133	60		(22)		4	18	181		1,149	(1,068)		(63)		18

Interest expense, net	—	1		1	20	—	20	—		—		—	4	19		44	93		59		196
Provision for (benefit from) income taxes	—	—		—	45	(2)	43	18		—		—	—	—		61	—		55		116
Total assets at June 30, 2016	2,960	4,676		7,636	9,330	1,609	10,939	9,550		1,969		217	607	6,151	[h]	37,069	3,902		325		41,296
Capital expenditures	37	5		42	135	1	136	234		—		—	5	24	[i]	441	388	[j]	4		833

Three Months Ended June 30, 2015
Revenues:
Unaffiliated customers	$180	$92		$272	$195	$221	$416	$792	[b]	$—		$1,089	$495	$305	[c]	$3,369	$569	[k]	$—		$3,938
Intersegment	427	706		1,133	37	—	37	(2)	[d]	102		8	5	(1,283)		—	—		—		—
Production and delivery	386	576	[l]	962	165	150	315	455		84	[l]	1,088	468	(1,004)	[l]	2,368	281	[e]	2		2,651
Depreciation, depletion and amortization	55	84		139	40	32	72	78		25		3	9	19		345	485		3		833
Impairment of oil and gas properties	—	—		—	—	—	—	—		—		—	—	—		—	2,686		—		2,686
Selling, general and administrative expenses	—	2		2	—	1	1	25		—		—	4	5		37	49		62		148
Mining exploration and research expenses	—	2		2	—	—	—	—		—		—	—	28		30	—		—		30
Environmental obligations and shutdown costs	—	—		—	—	—	—	—		—		—	—	11		11	—		—		11
Operating income (loss)	166	134		300	27	38	65	232		(7)		6	19	(37)		578	(2,932)		(67)		(2,421)

Interest expense, net	—	1		1	—	—	—	—		—		—	2	39		42	41		59		142
Provision for (benefit from) income taxes	—	—		—	(5)	11	6	95		—		—	—	—		101	—		(800)		(699)
Total assets at June 30, 2015	3,806	5,582		9,388	8,567	1,935	10,502	8,959		2,052		286	786	6,461	[h]	38,434	15,393		181		54,008
Capital expenditures	79	28		107	444	13	457	213		4		—	4	70	[i]	855	777	[j]	29		1,661

a.
Excludes the results of Tenke, which is reported as discontinued operations. Net (loss) income from discontinued operations totaled $(181) million in second-quarter 2016 and $29 million in second-quarter 2015. Refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XV for a summary of the results of discontinued operations.

b.	Includes PT-FI's sales to PT Smelting totaling $287 million in second-quarter 2016 and $293 million in second-quarter 2015.

c.	Includes revenues from FCX's molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North and South America copper mines.

d.	Reflects net reductions for provisional pricing adjustments to prior period open sales.

e.
Includes charges at oil and gas operations totaling $692 million in second-quarter 2016 and $22 million in second-quarter 2015 primarily associated with drillship settlements/idle rig costs and inventory write-downs. For a summary of these amounts, refer to the supplemental schedule, "Adjusted Net (Loss) Income," on Page IX for a summary of these amounts.

f.	Reflects impairment charges for international oil and gas properties primarily in Morocco.

g.	Includes $37 million for net restructuring charges at oil and gas operations.

h.	Includes assets held for sale totaling $4.7 billion at June 30, 2016, and $4.9 billion at June 30, 2015, associated with the Tenke disposal group.

i.	Includes capital expenditures of $20 million in second-quarter 2016 and $58 million in second-quarter 2015 associated with discontinued operations.

j.
Excludes international oil and gas capital expenditures totaling $4 million in second-quarter 2016 and $29 million in second-quarter 2015, primarily related to the Morocco oil and gas properties, which are included in Corporate, Other & Eliminations.

k.	Includes net mark-to-market gains of $6 million associated with crude oil derivative contracts.

l.	Includes inventory adjustments totaling $11 million at other North America copper mines, $3 million at Molybdenum mines and $45 million at Other Mining & Eliminations.

XIII

FREEPORT-McMoRan INC.
BUSINESS SEGMENTS (continued)

(In millions)	Mining Operations[a]
	North America Copper Mines				South America				Indonesia
														Atlantic	Other					Corporate,
											Molyb-			Copper	Mining			U.S.		Other
					Cerro						denum		Rod &	Smelting	& Elimi-		Total	Oil & Gas		& Elimi-		FCX
	Morenci	Other		Total	Verde	Other		Total	Grasberg		Mines		Refining	& Refining	nations		Mining	Operations		nations		Total
Six Months Ended June 30, 2016
Revenues:
Unaffiliated customers	$241	$99		$340	$980	$267		$1,247	$1,030	[b]	$—		$1,890	$915	$449	[c]	$5,871	$705		$—		$6,576
Intersegment	761	1,095		1,856	101	—		101	57		90		15	3	(2,122)		—	—		—		—
Production and delivery	638	876		1,514	594	222		816	750		102		1,889	859	(1,784)		4,146	1,296	[d]	13		5,455
Depreciation, depletion and amortization	119	159		278	210	58		268	174		36		5	15	38		814	473		7		1,294
Impairment of oil and gas properties	—	—		—	—	—		—	—		—		—	—	—		—	4,061		17	[e]	4,078
Selling, general and administrative expenses	1	2		3	4	—		4	36		—		—	8	6		57	130	[f]	111		298
Mining exploration and research expenses	—	1		1	—	—		—	—		—		—	—	32		33	—		—		33
Environmental obligations and shutdown costs	—	—		—	—	—		—	—		—		—	—	20		20	—		1		21
Net gain on sale of assets	(577)	—		(577)	—	—		—	—		—		—	—	(172)		(749)	—		—		(749)
Operating income (loss)	821	156		977	273	(13)		260	127		(48)		11	36	187		1,550	(5,255)		(149)		(3,854)

Interest expense, net	1	1		2	42	—		42	—		—		—	8	39		91	164		132		387
Provision for (benefit from) income taxes	—	—		—	90	(8)		82	54		—		—	—	—		136	—		57		193
Capital expenditures	65	11		76	291	2		293	459		1		1	7	63	[g]	900	868	[h]	47		1,815

Six Months Ended June 30, 2015
Revenues:
Unaffiliated customers	$286	$207		$493	$443	$452		$895	$1,413	[b]	$—		$2,151	$1,035	$653	[c]	$6,640	$1,069	[i]	$—		$7,709
Intersegment	877	1,370		2,247	51	(7)	[j]	44	(16)	[j]	215		15	11	(2,516)		—	—		—		—
Production and delivery	760	1,145	[k]	1,905	363	297		660	894		167	[k]	2,151	987	(2,003)	[k]	4,761	564	[d]	5		5,330
Depreciation, depletion and amortization	106	166		272	77	70		147	148		51		5	19	35		677	1,015		7		1,699
Impairment of oil and gas properties	—	—		—	—	—		—	—		—		—	—	—		—	5,790		—		5,790
Selling, general and administrative expenses	1	2		3	1	1		2	50		—		—	9	11		75	103		121		299
Mining exploration and research expenses	—	5		5	—	—		—	—		—		—	—	52		57	—		—		57
Environmental obligations and shutdown costs	—	—		—	—	—		—	—		—		—	—	24		24	—		—		24
Net gain on sale of assets	—	(39)		(39)	—	—		—	—		—		—	—	—		(39)	—		—		(39)
Operating income (loss)	296	298		594	53	77		130	305		(3)		10	31	18		1,085	(6,403)		(133)		(5,451)

Interest expense, net	1	1		2	1	—		1	—		—		—	5	79		87	78		116		281
Provision for (benefit from) income taxes	—	—		—	—	30		30	124		—		—	—	—		154	—		(1,567)		(1,413)
Capital expenditures	163	51		214	875	27		902	438		7		1	8	119	[g]	1,689	1,795	[h]	44		3,528

a.
Excludes the results of Tenke, which is reported as discontinued operations. Net (loss) income from discontinued operations totaled $(185) million for the first six months of 2016 and $70 million for the first six months of 2015. Refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XV for a summary of the results of discontinued operations.

b.	Includes PT-FI's sales to PT Smelting totaling $564 million for the first six months of 2016 and $643 million for the first six months of 2015.

c.	Includes revenues from FCX's molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North and South America copper mines.

d.
Includes charges at oil and gas operations totaling $892 million for the first six months of 2016 and $39 million for the first six months of 2015 primarily associated with drillship settlements/idle rig costs and inventory write downs. For a summary of these amounts, refer to the supplemental schedule, "Adjusted Net (Loss) Income," on Page IX for a summary of these amounts.

e.	Reflects impairment charges for international oil and gas properties primarily in Morocco.

f.	Includes $39 million for net restructuring charges at oil and gas operations.

g.	Includes capital expenditures of $55 million for the first six months of 2016 and $97 million for the first six months of 2015 associated with discontinued operations.

h.
Excludes international oil and gas capital expenditures totaling $47 million for the first six months of 2016 and $44 million for the first six months of 2015, primarily related to the Morocco oil and gas properties, which are included in Corporate, Other & Eliminations.

i.	Includes net mark-to-market gains of $58 million associated with crude oil derivative contracts.

j.	Reflects net reductions for provisional pricing adjustments to prior period open sales. There were no intersegment sales from El Abra or Grasberg for the first six months of 2015.

k.	Includes inventory adjustments totaling $11 million at other North America copper mines, $3 million at Molybdenum mines and $49 million at Other Mining & Eliminations for the first six months of 2015.

XIV

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS

Mining Product Revenues and Unit Net Cash Costs. Unit net cash costs per pound of copper and molybdenum are measures intended to provide investors with information about the cash-generating capacity of FCX's mining operations expressed on a basis relating to the primary metal product for the respective operations. FCX uses this measure for the same purpose and for monitoring operating performance by its mining operations. This information differs from measures of performance determined in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. This measure is presented by other metals mining companies, although FCX's measures may not be comparable to similarly titled measures reported by other companies.

FCX presents gross profit per pound of copper in the following tables using both a “by-product” method and a “co-product” method. FCX uses the by-product method in its presentation of gross profit per pound of copper because (i) the majority of its revenues are copper revenues, (ii) it mines ore, which contains copper, gold, molybdenum and other metals, (iii) it is not possible to specifically assign all of FCX's costs to revenues from the copper, gold, molybdenum and other metals it produces, (iv) it is the method used to compare mining operations in certain industry publications and (v) it is the method used by FCX's management and Board to monitor mining operations. In the co-product method presentations, shared costs are allocated to the different products based on their relative revenue values, which will vary to the extent FCX's metals sales volumes and realized prices change.

FCX shows revenue adjustments for prior period open sales as a separate line item. Because these adjustments do not result from current period sales, these amounts have been reflected separately from revenues on current period sales. Noncash and other costs consist of items such as stock-based compensation costs, start-up costs, inventory adjustments, long-lived asset impairments, restructuring and/or unusual charges. They are removed from site production and delivery costs in the calculation of unit net cash costs. As discussed above, gold, molybdenum and other metal revenues at copper mines are reflected as credits against site production and delivery costs in the by-product method. The following schedules are presentations under both the by-product and co-product methods together with reconciliations to amounts reported in FCX's consolidated financial statements.

U.S. Oil & Gas Product Revenues and Cash Production Costs per Unit. Realized revenues and cash production costs per unit are measures intended to provide investors with information about the cash operating margin of FCX's oil and gas operations. FCX uses this measure for the same purpose and for monitoring operating performance by its oil and gas operations. This information differs from measures of performance determined in accordance with U.S. GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. FCX's measures may not be comparable to similarly titled measures reported by other companies.

Accretion charges for asset retirement obligations and other costs, such as drillship settlements/idle rig costs, inventory write downs and/or unusual charges, are removed from production and delivery costs in the calculation of cash production costs per BOE. Additionally, in the 2015 periods, FCX had crude oil derivative contracts. FCX shows revenue adjustments from these derivative contracts as separate line items. Because these adjustments did not result from oil and gas sales, gains and losses have been reflected separately from revenues on current period sales. The following schedules include calculations of oil and gas product revenues and cash production costs together with a reconciliation to amounts reported in FCX's consolidated financial statements.

XV

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2016
(In millions)	By-Product	Co-Product Method
	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$1,010	$1,010	$50	$20	$1,080
Site production and delivery, before net noncash
and other costs shown below	647	617	39	11	667
By-product credits	(50)	—	—	—	—
Treatment charges	49	47	—	2	49
Net cash costs	646	664	39	13	716
Depreciation, depletion and amortization (DD&A)	134	127	5	2	134
Noncash and other costs, net	22	21	1	—	22
Total costs	802	812	45	15	872
Revenue adjustments, primarily for pricing
on prior period open sales	(7)	(7)	—	—	(7)
Gross profit	$201	$191	$5	$5	$201

Copper sales (millions of recoverable pounds)	462	462
Molybdenum sales (millions of recoverable pounds)[a]			8

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$2.18	$2.18	$5.92
Site production and delivery, before net noncash
and other costs shown below	1.40	1.34	4.71
By-product credits	(0.11)	—	—
Treatment charges	0.11	0.10	—
Unit net cash costs	1.40	1.44	4.71
DD&A	0.29	0.27	0.57
Noncash and other costs, net	0.05	0.05	0.08
Total unit costs	1.74	1.76	5.36
Revenue adjustments, primarily for pricing
on prior period open sales	(0.01)	(0.01)	—
Gross profit per pound	$0.43	$0.41	$0.56

Reconciliation to Amounts Reported
(In millions)		Production
	Revenues	and Delivery	DD&A
Totals presented above	$1,080	$667	$134
Treatment charges	—	49	—
Noncash and other costs, net	—	22	—
Revenue adjustments, primarily for pricing
on prior period open sales	(7)	—	—
Eliminations and other	(13)	(12)	—
North America copper mines	1,060	726	134
Other mining & eliminations[c]	1,864	1,331	276
Total mining	2,924	2,057	410
U.S. oil & gas operations	410	889	218
Corporate, other & eliminations	—	10	4
As reported in FCX’s consolidated financial statements	$3,334	$2,956	$632

a.	Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.

b.	Includes gold and silver product revenues and production costs.

c.	Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule "Business Segments," beginning on page XII.

XVI

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2015
(In millions)	By-Product	Co-Product Method
	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$1,341	$1,341	$80	$28	$1,449
Site production and delivery, before net noncash
and other costs shown below	862	804	64	22	890
By-product credits	(80)	—	—	—	—
Treatment charges	60	58	—	2	60
Net cash costs	842	862	64	24	950
DD&A	137	129	5	3	137
Noncash and other costs, net	46	45	1	—	46
Total costs	1,025	1,036	70	27	1,133
Revenue adjustments, primarily for pricing
on prior period open sales	(13)	(13)	—	—	(13)
Gross profit	$303	$292	$10	$1	$303

Copper sales (millions of recoverable pounds)	485	485
Molybdenum sales (millions of recoverable pounds)[a]			10

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$2.77	$2.77	$7.80
Site production and delivery, before net noncash
and other costs shown below	1.78	1.66	6.24
By-product credits	(0.16)	—	—
Treatment charges	0.12	0.12	—
Unit net cash costs	1.74	1.78	6.24
DD&A	0.28	0.27	0.53
Noncash and other costs, net	0.10	0.09	0.06
Total unit costs	2.12	2.14	6.83
Revenue adjustments, primarily for pricing
on prior period open sales	(0.03)	(0.03)	—
Gross profit per pound	$0.62	$0.60	$0.97

Reconciliation to Amounts Reported
(In millions)		Production
	Revenues	and Delivery	DD&A
Totals presented above	$1,449	$890	$137
Treatment charges	—	60	—
Noncash and other costs, net	—	46	—
Revenue adjustments, primarily for pricing
on prior period open sales	(13)	—	—
Eliminations and other	(31)	(34)	2
North America copper mines	1,405	962	139
Other mining & eliminations[c]	1,964	1,406	206
Total mining	3,369	2,368	345
U.S. oil & gas operations	569	281	485
Corporate, other & eliminations	—	2	3
As reported in FCX’s consolidated financial statements	$3,938	$2,651	$833

a.	Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.

b.	Includes gold and silver product revenues and production costs.

c.	Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule "Business Segments," beginning on page XII.

XVII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2016
(In millions)	By-Product	Co-Product Method
	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$2,092	$2,092	$90	$41	$2,223
Site production and delivery, before net noncash
and other costs shown below	1,349	1,295	72	21	1,388
By-product credits	(92)	—	—	—	—
Treatment charges	103	99	—	4	103
Net cash costs	1,360	1,394	72	25	1,491
DD&A	277	263	9	5	277
Noncash and other costs, net	48	48	—	—	48
Total costs	1,685	1,705	81	30	1,816
Revenue adjustments, primarily for pricing
on prior period open sales	(1)	(1)	—	—	(1)
Gross profit	$406	$386	$9	$11	$406

Copper sales (millions of recoverable pounds)	964	964
Molybdenum sales (millions of recoverable pounds)[a]			16

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$2.17	$2.17	$5.61
Site production and delivery, before net noncash
and other costs shown below	1.40	1.34	4.51
By-product credits	(0.10)	—	—
Treatment charges	0.11	0.11	—
Unit net cash costs	1.41	1.45	4.51
DD&A	0.29	0.27	0.55
Noncash and other costs, net	0.05	0.05	0.02
Total unit costs	1.75	1.77	5.08
Revenue adjustments, primarily for pricing
on prior period open sales	—	—	—
Gross profit per pound	$0.42	$0.40	$0.53

Reconciliation to Amounts Reported
(In millions)		Production
	Revenues	and Delivery	DD&A
Totals presented above	$2,223	$1,388	$277
Treatment charges	—	103	—
Noncash and other costs, net	—	48	—
Revenue adjustments, primarily for pricing
on prior period open sales	(1)	—	—
Eliminations and other	(26)	(25)	1
North America copper mines	2,196	1,514	278
Other mining & eliminations[c]	3,675	2,632	536
Total mining	5,871	4,146	814
U.S. oil & gas operations	705	1,296	473
Corporate, other & eliminations	—	13	7
As reported in FCX’s consolidated financial statements	$6,576	$5,455	$1,294

a.	Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.

b.	Includes gold and silver product revenues and production costs.

c.	Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule "Business Segments," beginning on page XII.

XVIII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2015
(In millions)	By-Product	Co-Product Method
	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$2,612	$2,612	$162	$54	$2,828
Site production and delivery, before net noncash
and other costs shown below	1,715	1,605	122	41	1,768
By-product credits	(163)	—	—	—	—
Treatment charges	121	118	—	3	121
Net cash costs	1,673	1,723	122	44	1,889
DD&A	270	254	11	5	270
Noncash and other costs, net	77	76	1	—	77
Total costs	2,020	2,053	134	49	2,236
Revenue adjustments, primarily for pricing
on prior period open sales	(28)	(28)	—	—	(28)
Gross profit	$564	$531	$28	$5	$564

Copper sales (millions of recoverable pounds)	956	956
Molybdenum sales (millions of recoverable pounds)[a]			19

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$2.73	$2.73	$8.28
Site production and delivery, before net noncash
and other costs shown below	1.79	1.68	6.24
By-product credits	(0.17)	—	—
Treatment charges	0.13	0.12	—
Unit net cash costs	1.75	1.80	6.24
DD&A	0.28	0.27	0.58
Noncash and other costs, net	0.08	0.08	0.06
Total unit costs	2.11	2.15	6.88
Revenue adjustments, primarily for pricing
on prior period open sales	(0.03)	(0.03)	—
Gross profit per pound	$0.59	$0.55	$1.40

Reconciliation to Amounts Reported
(In millions)		Production
	Revenues	and Delivery	DD&A
Totals presented above	$2,828	$1,768	$270
Treatment charges	—	121	—
Noncash and other costs, net	—	77	—
Revenue adjustments, primarily for pricing
on prior period open sales	(28)	—	—
Eliminations and other	(60)	(61)	2
North America copper mines	2,740	1,905	272
Other mining & eliminations[c]	3,900	2,856	405
Total mining	6,640	4,761	677
U.S. oil & gas operations	1,069	564	1,015
Corporate, other & eliminations	—	5	7
As reported in FCX’s consolidated financial statements	$7,709	$5,330	$1,699

a.	Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.

b.	Includes gold and silver product revenues and production costs.

c.	Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule "Business Segments," beginning on page XII.

XIX

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2016
(In millions)	By-Product	Co-Product Method
	Method	Copper	Other[a]	Total
Revenues, excluding adjustments	$715	$715	$51	$766
Site production and delivery, before net noncash
and other costs shown below	391	369	33	402
By-product credits	(40)	—	—	—
Treatment charges	76	76	—	76
Royalty on metals	2	2	—	2
Net cash costs	429	447	33	480
DD&A	136	127	9	136
Noncash and other costs, net	5	5	—	5
Total costs	570	579	42	621
Revenue adjustments, primarily for pricing
on prior period open sales	(11)	(11)	—	(11)
Gross profit	$134	$125	$9	$134

Copper sales (millions of recoverable pounds)	327	327

Gross profit per pound of copper:

Revenues, excluding adjustments	$2.19	$2.19
Site production and delivery, before net noncash
and other costs shown below	1.20	1.13
By-product credits	(0.12)	—
Treatment charges	0.23	0.23
Royalty on metals	—	—
Unit net cash costs	1.31	1.36
DD&A	0.41	0.39
Noncash and other costs, net	0.02	0.02
Total unit costs	1.74	1.77
Revenue adjustments, primarily for pricing
on prior period open sales	(0.04)	(0.04)
Gross profit per pound	$0.41	$0.38

Reconciliation to Amounts Reported
(In millions)		Production
	Revenues	and Delivery	DD&A
Totals presented above	$766	$402	$136
Treatment charges	(76)	—	—
Royalty on metals	(2)	—	—
Noncash and other costs, net	—	5	—
Revenue adjustments, primarily for pricing
on prior period open sales	(11)	—	—
Eliminations and other	—	(1)	—
South America mining	677	406	136
Other mining & eliminations[b]	2,247	1,651	274
Total mining	2,924	2,057	410
U.S. oil & gas operations	410	889	218
Corporate, other & eliminations	—	10	4
As reported in FCX’s consolidated financial statements	$3,334	$2,956	$632

a.
Includes silver sales of 911 thousand ounces ($17.50 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.

b.	Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on page XII.

XX

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2015
(In millions)	By-Product	Co-Product Method
	Method	Copper	Other[a]	Total
Revenues, excluding adjustments	$479	$479	$14	$493
Site production and delivery, before net noncash
and other costs shown below	314	305	15	320
By-product credits	(8)	—	—	—
Treatment charges	30	30	—	30
Royalty on metals	1	1	—	1
Net cash costs	337	336	15	351
DD&A	72	70	2	72
Noncash and other (credits) costs, net	(4)	(5)	1	(4)
Total costs	405	401	18	419
Revenue adjustments, primarily for pricing
on prior period open sales	(8)	(8)	—	(8)
Gross profit (loss)	$66	$70	$(4)	$66

Copper sales (millions of recoverable pounds)	178	178

Gross profit per pound of copper:

Revenues, excluding adjustments	$2.69	$2.69
Site production and delivery, before net noncash
and other costs shown below	1.77	1.72
By-product credits	(0.04)	—
Treatment charges	0.17	0.17
Royalty on metals	—	—
Unit net cash costs	1.90	1.89
DD&A	0.40	0.39
Noncash and other credits, net	(0.02)	(0.03)
Total unit costs	2.28	2.25
Revenue adjustments, primarily for pricing
on prior period open sales	(0.05)	(0.05)
Gross profit per pound	$0.36	$0.39

Reconciliation to Amounts Reported
(In millions)		Production
	Revenues	and Delivery	DD&A
Totals presented above	$493	$320	$72
Treatment charges	(30)	—	—
Royalty on metals	(1)	—	—
Noncash and other credits, net	—	(4)	—
Revenue adjustments, primarily for pricing
on prior period open sales	(8)	—	—
Eliminations and other	(1)	(1)	—
South America mining	453	315	72
Other mining & eliminations[b]	2,916	2,053	273
Total mining	3,369	2,368	345
U.S. oil & gas operations	569	281	485
Corporate, other & eliminations	—	2	3
As reported in FCX’s consolidated financial statements	$3,938	$2,651	$833

a.
Includes silver sales of 373 thousand ounces ($15.15 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.

b.Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on page XII.

XXI

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues, Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2016
(In millions)	By-Product	Co-Product Method
	Method	Copper	Other[a]	Total
Revenues, excluding adjustments	$1,414	$1,414	$80	$1,494
Site production and delivery, before net noncash
and other costs shown below	789	754	53	807
By-product credits	(62)	—	—	—
Treatment charges	151	151	—	151
Royalty on metals	3	3	—	3
Net cash costs	881	908	53	961
DD&A	267	253	14	267
Noncash and other costs, net	12	12	—	12
Total costs	1,160	1,173	67	1,240
Revenue adjustments, primarily for pricing
on prior period open sales	8	8	—	8
Gross profit	$262	$249	$13	$262

Copper sales (millions of recoverable pounds)	650	650

Gross profit per pound of copper:

Revenues, excluding adjustments	$2.18	$2.18
Site production and delivery, before net noncash
and other costs shown below	1.22	1.16
By-product credits	(0.10)	—
Treatment charges	0.23	0.23
Royalty on metals	0.01	0.01
Unit net cash costs	1.36	1.40
DD&A	0.41	0.39
Noncash and other costs, net	0.02	0.02
Total unit costs	1.79	1.81
Revenue adjustments, primarily for pricing
on prior period open sales	0.01	0.01
Gross profit per pound	$0.40	$0.38

Reconciliation to Amounts Reported
(In millions)		Production
	Revenues	and Delivery	DD&A
Totals presented above	$1,494	$807	$267
Treatment charges	(151)	—	—
Royalty on metals	(3)	—	—
Noncash and other costs, net	—	12	—
Revenue adjustments, primarily for pricing
on prior period open sales	8	—	—
Eliminations and other	—	(3)	1
South America mining	1,348	816	268
Other mining & eliminations[b]	4,523	3,330	546
Total mining	5,871	4,146	814
U.S. oil & gas operations	705	1,296	473
Corporate, other & eliminations	—	13	7
As reported in FCX’s consolidated financial statements	$6,576	$5,455	$1,294

a.
Includes silver sales of 1.8 million ounces ($16.03 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.

b.	Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on page XII.

XXII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues, Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2015
(In millions)	By-Product	Co-Product Method
	Method	Copper	Other[a]	Total
Revenues, excluding adjustments	$1,013	$1,013	$35	$1,048
Site production and delivery, before net noncash
and other costs shown below	664	642	33	675
By-product credits	(24)	—	—	—
Treatment charges	64	64	—	64
Royalty on metals	1	1	—	1
Net cash costs	705	707	33	740
DD&A	147	143	4	147
Noncash and other costs, net	—	—	—	—
Total costs	852	850	37	887
Revenue adjustments, primarily for pricing
on prior period open sales	(31)	(31)	—	(31)
Gross profit (loss)	$130	$132	$(2)	$130

Copper sales (millions of recoverable pounds)	378	378

Gross profit per pound of copper:

Revenues, excluding adjustments	$2.68	$2.68
Site production and delivery, before net noncash
and other costs shown below	1.76	1.70
By-product credits	(0.06)	—
Treatment charges	0.17	0.17
Royalty on metals	—	—
Unit net cash costs	1.87	1.87
DD&A	0.39	0.38
Noncash and other costs, net	—	—
Total unit costs	2.26	2.25
Revenue adjustments, primarily for pricing
on prior period open sales	(0.08)	(0.08)
Gross profit per pound	$0.34	$0.35

Reconciliation to Amounts Reported
(In millions)		Production
	Revenues	and Delivery	DD&A
Totals presented above	$1,048	$675	$147
Treatment charges	(64)	—	—
Royalty on metals	(1)	—	—
Noncash and other costs, net	—	—	—
Revenue adjustments, primarily for pricing
on prior period open sales	(31)	—	—
Eliminations and other	(13)	(15)	—
South America mining	939	660	147
Other mining & eliminations[b]	5,701	4,101	530
Total mining	6,640	4,761	677
U.S. oil & gas operations	1,069	564	1,015
Corporate, other & eliminations	—	5	7
As reported in FCX’s consolidated financial statements	$7,709	$5,330	$1,699

a.
Includes silver sales of 759 thousand ounces ($14.97 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.

b.	Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on page XII.

XXIII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2016
(In millions)	By-Product	Co-Product Method
	Method	Copper	Gold	Silver[a]	Total
Revenues, excluding adjustments	$431	$431	$195	$10	$636
Site production and delivery, before net noncash
and other costs shown below	347	235	107	5	347
Gold and silver credits	(206)	—	—	—	—
Treatment charges	57	39	17	1	57
Export duties	16	11	5	—	16
Royalty on metals	21	14	7	—	21
Net cash costs	235	299	136	6	441
DD&A	93	63	28	2	93
Noncash and other costs, net	2	1	1	—	2
Total costs	330	363	165	8	536
Revenue adjustments, primarily for pricing on
prior period open sales	(12)	(12)	1	—	(11)
PT Smelting intercompany loss	(7)	(5)	(2)	—	(7)
Gross profit	$82	$51	$29	$2	$82

Copper sales (millions of recoverable pounds)	196	196
Gold sales (thousands of recoverable ounces)			151

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$2.20	$2.20	$1,292
Site production and delivery, before net noncash
and other costs shown below	1.77	1.20	706
Gold and silver credits	(1.05)	—	—
Treatment charges	0.29	0.20	116
Export duties	0.08	0.05	32
Royalty on metals	0.11	0.07	45
Unit net cash costs	1.20	1.52	899
DD&A	0.48	0.33	190
Noncash and other costs, net	0.01	0.01	4
Total unit costs	1.69	1.86	1,093
Revenue adjustments, primarily for pricing on
prior period open sales	(0.06)	(0.06)	7
PT Smelting intercompany loss	(0.03)	(0.02)	(14)
Gross profit per pound/ounce	$0.42	$0.26	$192

Reconciliation to Amounts Reported
(In millions)		Production
	Revenues	and Delivery	DD&A
Totals presented above	$636	$347	$93
Treatment charges	(57)	—	—
Export duties	(16)	—	—
Royalty on metals	(21)	—	—
Noncash and other costs, net	—	2	—
Revenue adjustments, primarily for pricing on
prior period open sales	(11)	—	—
PT Smelting intercompany loss	—	7	—
Indonesia mining	531	356	93
Other mining & eliminations[b]	2,393	1,701	317
Total mining	2,924	2,057	410
U.S. oil & gas operations	410	889	218
Corporate, other & eliminations	—	10	4
As reported in FCX’s consolidated financial statements	$3,334	$2,956	$632
a. Includes silver sales of 562 thousand ounces ($17.42 per ounce average realized price).
b. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on page XII.

XXIV

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2015
(In millions)	By-Product	Co-Product Method
	Method	Copper	Gold	Silver[a]	Total
Revenues, excluding adjustments	$511	$511	$406	$8	$925
Site production and delivery, before net noncash
and other costs shown below	442	244	194	4	442
Gold and silver credits	(416)	—	—	—	—
Treatment charges	62	34	27	1	62
Export duties	36	20	16	—	36
Royalty on metals	35	19	16	—	35
Net cash costs	159	317	253	5	575
DD&A	78	43	34	1	78
Noncash and other costs, net	8	5	3	—	8
Total costs	245	365	290	6	661
Revenue adjustments, primarily for pricing on
prior period open sales	(4)	(4)	2	—	(2)
PT Smelting intercompany loss	(5)	(3)	(2)	—	(5)
Gross profit	$257	$139	$116	$2	$257

Copper sales (millions of recoverable pounds)	196	196
Gold sales (thousands of recoverable ounces)			346

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$2.61	$2.61	$1,173
Site production and delivery, before net noncash
and other costs shown below	2.26	1.25	560
Gold and silver credits	(2.13)	—	—
Treatment charges	0.32	0.18	79
Export duties	0.18	0.10	45
Royalty on metals	0.18	0.10	45
Unit net cash costs	0.81	1.63	729
DD&A	0.40	0.22	100
Noncash and other costs, net	0.04	0.02	10
Total unit costs	1.25	1.87	839
Revenue adjustments, primarily for pricing on
prior period open sales	(0.02)	(0.02)	7
PT Smelting intercompany loss	(0.02)	(0.01)	(5)
Gross profit per pound/ounce	$1.32	$0.71	$336

Reconciliation to Amounts Reported
(In millions)		Production
	Revenues	and Delivery	DD&A
Totals presented above	$925	$442	$78
Treatment charges	(62)	—	—
Export duties	(36)	—	—
Royalty on metals	(35)	—	—
Noncash and other costs, net	—	8	—
Revenue adjustments, primarily for pricing on
prior period open sales	(2)	—	—
PT Smelting intercompany loss	—	5	—
Indonesia mining	790	455	78
Other mining & eliminations[b]	2,579	1,913	267
Total mining	3,369	2,368	345
U.S. oil & gas operations	569	281	485
Corporate, other & eliminations	—	2	3
As reported in FCX’s consolidated financial statements	$3,938	$2,651	$833
a. Includes silver sales of 558 thousand ounces ($15.48 per ounce average realized price).
b. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on page XII.

XXV

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues, Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2016
(In millions)	By-Product	Co-Product Method
	Method	Copper	Gold	Silver[a]	Total
Revenues, excluding adjustments	$802	$802	$436	$17	$1,255
Site production and delivery, before net noncash
and other costs shown below	737	471	256	10	737
Gold and silver credits	(470)	—	—	—	—
Treatment charges	112	72	39	1	112
Export duties	29	18	10	1	29
Royalty on metals	43	27	16	—	43
Net cash costs	451	588	321	12	921
DD&A	174	111	60	3	174
Noncash and other costs, net	14	9	5	—	14
Total costs	639	708	386	15	1,109
Revenue adjustments, primarily for pricing on
prior period open sales	(1)	(1)	17	—	16
PT Smelting intercompany profit	1	1	—	—	1
Gross profit	$163	$94	$67	$2	$163

Copper sales (millions of recoverable pounds)	370	370
Gold sales (thousands of recoverable ounces)			346

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$2.17	$2.17	$1,260
Site production and delivery, before net noncash
and other costs shown below	1.99	1.27	740
Gold and silver credits	(1.27)	—	—
Treatment charges	0.30	0.20	113
Export duties	0.08	0.05	29
Royalty on metals	0.12	0.07	47
Unit net cash costs	1.22	1.59	929
DD&A	0.47	0.30	175
Noncash and other costs, net	0.04	0.02	14
Total unit costs	1.73	1.91	1,118
Revenue adjustments, primarily for pricing on
prior period open sales	—	—	48
PT Smelting intercompany profit	—	—	2
Gross profit per pound/ounce	$0.44	$0.26	$192

Reconciliation to Amounts Reported
(In millions)		Production
	Revenues	and Delivery	DD&A
Totals presented above	$1,255	$737	$174
Treatment charges	(112)	—	—
Export duties	(29)	—	—
Royalty on metals	(43)	—	—
Noncash and other costs, net	—	14	—
Revenue adjustments, primarily for pricing on
prior period open sales	16	—	—
PT Smelting intercompany profit	—	(1)	—
Indonesia mining	1,087	750	174
Other mining & eliminations[b]	4,784	3,396	640
Total mining	5,871	4,146	814
U.S. oil & gas operations	705	1,296	473
Corporate, other & eliminations	—	13	7
As reported in FCX’s consolidated financial statements	$6,576	$5,455	$1,294
a. Includes silver sales of 1.1 million ounces ($16.56 per ounce average realized price).
b. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on page XII.

XXVI

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues, Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2015
(In millions)	By-Product	Co-Product Method
	Method	Copper	Gold	Silver[a]	Total
Revenues, excluding adjustments	$933	$933	$716	$16	$1,665
Site production and delivery, before net noncash
and other costs shown below	882	494	380	8	882
Gold and silver credits	(741)	—	—	—	—
Treatment charges	108	61	46	1	108
Export duties	57	32	24	1	57
Royalty on metals	60	33	26	1	60
Net cash costs	366	620	476	11	1,107
DD&A	148	83	64	1	148
Noncash and other costs, net	14	8	6	—	14
Total costs	528	711	546	12	1,269
Revenue adjustments, primarily for pricing on
prior period open sales	(52)	(52)	9	—	(43)
PT Smelting intercompany profit	2	2	—	—	2
Gross profit	$355	$172	$179	$4	$355

Copper sales (millions of recoverable pounds)	351	351
Gold sales (thousands of recoverable ounces)			606

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$2.66	$2.66	$1,183
Site production and delivery, before net noncash
and other costs shown below	2.51	1.41	626
Gold and silver credits	(2.11)	—	—
Treatment charges	0.31	0.17	77
Export duties	0.16	0.09	41
Royalty on metals	0.17	0.10	42
Unit net cash costs	1.04	1.77	786
DD&A	0.42	0.24	106
Noncash and other costs, net	0.04	0.02	10
Total unit costs	1.50	2.03	902
Revenue adjustments, primarily for pricing on
prior period open sales	(0.15)	(0.15)	14
PT Smelting intercompany profit	0.01	0.01	2
Gross profit per pound/ounce	$1.02	$0.49	$297

Reconciliation to Amounts Reported
(In millions)		Production
	Revenues	and Delivery	DD&A
Totals presented above	$1,665	$882	$148
Treatment charges	(108)	—	—
Export duties	(57)	—	—
Royalty on metals	(60)	—	—
Noncash and other costs, net	—	14	—
Revenue adjustments, primarily for pricing on
prior period open sales	(43)	—	—
PT Smelting intercompany profit	—	(2)	—
Indonesia mining	1,397	894	148
Other mining & eliminations[b]	5,243	3,867	529
Total mining	6,640	4,761	677
U.S. oil & gas operations	1,069	564	1,015
Corporate, other & eliminations	—	5	7
As reported in FCX’s consolidated financial statements	$7,709	$5,330	$1,699
a. Includes silver sales of 993 thousand ounces ($15.75 per ounce average realized price).
b. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on page XII.

XXVII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Africa Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2016
(In millions)	By-Product		Co-Product Method
	Method		Copper		Cobalt		Total
Revenues, excluding adjustments[a]	$258		$258		$61		$319
Site production and delivery, before net noncash
and other costs shown below	201		177		46		223
Cobalt credits[b]	(40)		—		—		—
Royalty on metals	6		5		1		6
Net cash costs	167		182		47		229
DD&A	62		52		10		62
Noncash and other costs, net	11		9		2		11
Total costs	240		243		59		302
Revenue adjustments, primarily for pricing
on prior period open sales	(1)		(1)		1		—
Gross profit	$17		$14		$3		$17

Copper sales (millions of recoverable pounds)	124		124
Cobalt sales (millions of contained pounds)					10

Gross profit per pound of copper/cobalt:

Revenues, excluding adjustments[a]	$2.07		$2.07		$6.58
Site production and delivery, before net noncash
and other costs shown below	1.62		1.42		5.03
Cobalt credits[b]	(0.33)		—		—
Royalty on metals	0.05		0.04		0.11
Unit net cash costs	1.34		1.46		5.14
DD&A	0.49		0.41		1.07
Noncash and other costs, net	0.09		0.08		0.20
Total unit costs	1.92		1.95		6.41
Revenue adjustments, primarily for pricing
on prior period open sales	(0.01)		(0.01)		0.17
Gross profit per pound	$0.14		$0.11		$0.34

Reconciliation to Amounts Reported
(In millions)
			Production
	Revenues		and Delivery		DD&A
Totals presented above	$319		$223		$62
Royalty on metals	(6)		—		—
Noncash and other costs, net	—		11		—
Revenue adjustments, primarily for pricing
on prior period open sales	—		—		—
Eliminations and other adjustments[c]	(41)		22		(42)
Total	$272	[d]	$256	[d]	$20	[d]

a.	Includes point-of-sale transportation costs as negotiated in customer contracts.

b.	Net of cobalt downstream processing and freight costs.

c.
Reflects adjustments associated with reporting Tenke as discontinued operations/assets held for sale, including the elimination of intercompany sales to FCX's consolidated subsidiaries and the impact of discontinuing DD&A.

d.	Represents amounts included in net (loss) income from discontinued operations, as reported in FCX's consolidated financial statements (in millions):

Revenues	$272
Less:
Production and delivery costs	256
DD&A	20
Estimated loss on sale	177
Allocated interest expense	11
Benefit from income taxes	(16)
Other expense, net	5
Net loss from discontinued operations	$(181)

XXVIII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Africa Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2015
(In millions)	By-Product		Co-Product Method
	Method		Copper		Cobalt		Total
Revenues, excluding adjustments[a]	$275		$275		$76		$351
Site production and delivery, before net noncash
and other costs shown below	161		141		45		186
Cobalt credits[b]	(55)		—		—		—
Royalty on metals	6		5		1		6
Net cash costs	112		146		46		192
DD&A	57		45		12		57
Noncash and other costs, net	4		3		1		4
Total costs	173		194		59		253
Revenue adjustments, primarily for pricing
on prior period open sales	2		2		4		6
Gross profit	$104		$83		$21		$104

Copper sales (millions of recoverable pounds)	104		104
Cobalt sales (millions of contained pounds)					8

Gross profit per pound of copper/cobalt:

Revenues, excluding adjustments[a]	$2.63		$2.63		$9.27
Site production and delivery, before net noncash
and other costs shown below	1.54		1.35		5.48
Cobalt credits[b]	(0.53)		—		—
Royalty on metals	0.06		0.05		0.16
Unit net cash costs	1.07		1.40		5.64
DD&A	0.55		0.43		1.42
Noncash and other costs, net	0.03		0.03		0.10
Total unit costs	1.65		1.86		7.16
Revenue adjustments, primarily for pricing
on prior period open sales	0.02		0.02		0.50
Gross profit per pound	$1.00		$0.79		$2.61

Reconciliation to Amounts Reported
(In millions)			Production
	Revenues		and Delivery		DD&A
Totals presented above	$351		$186		$57
Royalty on metals	(6)		—		—
Noncash and other costs, net	—		4		—
Revenue adjustments, primarily for pricing
on prior period open sales	6		—		—
Eliminations and other adjustments[c]	(41)		7		—
Total	$310	[d]	$197	[d]	$57	[d]

a.	Includes point-of-sale transportation costs as negotiated in customer contracts.

b.	Net of cobalt downstream processing and freight costs.

c.	Reflects adjustments associated with the presentation of Tenke as discontinued operations, including the elimination of intercompany sales to FCX's consolidated subsidiaries.

d.	Represents amounts included in net (loss) income from discontinued operations, as reported in FCX's consolidated financial statements (in millions):

Revenues	$310
Less:
Production and delivery costs	197
DD&A	57
Allocated interest expense	7
Provision for income taxes	12
Other expense, net	8
Net income from discontinued operations	$29

XXIX

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Africa Mining Product Revenues, Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2016
(In millions)	By-Product		Co-Product Method
	Method		Copper		Cobalt		Total
Revenues, excluding adjustments[a]	$514		$514		$128		$642
Site production and delivery, before net noncash
and other costs shown below	403		350		98		448
Cobalt credits[b]	(87)		—		—		—
Royalty on metals	11		9		2		11
Net cash costs	327		359		100		459
DD&A	122		101		21		122
Noncash and other costs, net	13		11		2		13
Total costs	462		471		123		594
Revenue adjustments, primarily for pricing
on prior period open sales	(4)		(4)		4		—
Gross profit	$48		$39		$9		$48

Copper sales (millions of recoverable pounds)	247		247
Cobalt sales (millions of contained pounds)					20

Gross profit per pound of copper/cobalt:

Revenues, excluding adjustments[a]	$2.08		$2.08		$6.52
Site production and delivery, before net noncash
and other costs shown below	1.63		1.42		4.99
Cobalt credits[b]	(0.35)		—		—
Royalty on metals	0.05		0.03		0.11
Unit net cash costs	1.33		1.45		5.10
DD&A	0.49		0.41		1.05
Noncash and other costs, net	0.05		0.04		0.11
Total unit costs	1.87		1.90		6.26
Revenue adjustments, primarily for pricing
on prior period open sales	(0.02)		(0.02)		0.19
Gross profit per pound	$0.19		$0.16		$0.45

Reconciliation to Amounts Reported
(In millions)			Production
	Revenues		and Delivery		DD&A
Totals presented above	$642		$448		$122
Royalty on metals	(11)		—		—
Noncash and other costs, net	—		13		—
Revenue adjustments, primarily for pricing
on prior period open sales	—		—		—
Eliminations and other adjustments[c]	(73)		21		(42)
Total	$558	[d]	$482	[d]	$80	[d]

a.	Includes point-of-sale transportation costs as negotiated in customer contracts.

b.	Net of cobalt downstream processing and freight costs.

c.
Reflects adjustments associated with reporting of Tenke as discontinued operations/assets held for sale, including the elimination of intercompany sales to FCX's consolidated subsidiaries and the impact of discontinuing DD&A.

d.	Represents amounts included in net (loss) income from discontinued operations, as reported in FCX's consolidated financial statements (in millions):

Revenues	$558
Less:
Production and delivery costs	482
DD&A	80
Estimated loss on sale	177
Allocated interest expense	21
Benefit from income taxes	(23)
Other expense, net	6
Net loss from discontinued operations	$(185)

XXX

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Africa Mining Product Revenues, Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2015
(In millions)	By-Product		Co-Product Method
	Method		Copper		Cobalt		Total
Revenues, excluding adjustments[a]	$631		$631		$152		$783
Site production and delivery, before net noncash
and other costs shown below	370		325		92		417
Cobalt credits[b]	(104)		—		—		—
Royalty on metals	14		12		2		14
Net cash costs	280		337		94		431
DD&A	130		109		21		130
Noncash and other costs, net	8		6		2		8
Total costs	418		452		117		569
Revenue adjustments, primarily for pricing
on prior period open sales	(7)		(7)		(1)		(8)
Gross profit	$206		$172		$34		$206

Copper sales (millions of recoverable pounds)	237		237
Cobalt sales (millions of contained pounds)					16

Gross profit per pound of copper/cobalt:

Revenues, excluding adjustments[a]	$2.66		$2.66		$9.23
Site production and delivery, before net noncash
and other costs shown below	1.56		1.37		5.54
Cobalt credits[b]	(0.44)		—		—
Royalty on metals	0.06		0.05		0.15
Unit net cash costs	1.18		1.42		5.69
DD&A	0.55		0.46		1.31
Noncash and other costs, net	0.03		0.03		0.08
Total unit costs	1.76		1.91		7.08
Revenue adjustments, primarily for pricing
on prior period open sales	(0.03)		(0.03)		(0.04)
Gross profit per pound	$0.87		$0.72		$2.11

Reconciliation to Amounts Reported
(In millions)			Production
	Revenues		and Delivery		DD&A
Totals presented above	$783		$417		$130
Royalty on metals	(14)		—		—
Noncash and other costs, net	—		8		—
Revenue adjustments, primarily for pricing
on prior period open sales	(8)		—		—
Eliminations and other adjustments[c]	(69)		5		—
Total	$692	[d]	$430	[d]	$130	[d]

a.	Includes point-of-sale transportation costs as negotiated in customer contracts.

b.	Net of cobalt downstream processing and freight costs.

c.	Reflects adjustments associated with the presentation of Tenke as discontinued operations, including the elimination of intercompany sales to FCX's consolidated subsidiaries.

d.	Represents amounts included in net (loss) income from discontinued operations, as reported in FCX's consolidated financial statements (in millions):

Revenues	$692
Less:
Production and delivery costs	430
DD&A	130
Allocated interest expense	14
Provision for income taxes	31
Other expense, net	17
Net income from discontinued operations	$70

XXXI

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Molybdenum Mines Product Revenues, Production Costs and Unit Net Cash Costs

	Three Months Ended June 30,
(In millions)	2016	2015
Revenues, excluding adjustments[a]	$50	$112
Site production and delivery, before net noncash
and other costs shown below	45	80
Treatment charges and other	5	10
Net cash costs	50	90
DD&A	17	25
Noncash and other costs, net	5	4
Total costs	72	119
Gross loss	$(22)	$(7)

Molybdenum sales (millions of recoverable pounds)[a]	7	13

Gross loss per pound of molybdenum:

Revenues, excluding adjustments[a]	$7.87	$9.00
Site production and delivery, before net noncash
and other costs shown below	6.95	6.35
Treatment charges and other	0.85	0.84
Unit net cash costs	7.80	7.19
DD&A	2.71	1.97
Noncash and other costs, net	0.82	0.37
Total unit costs	11.33	9.53
Gross loss per pound	$(3.46)	$(0.53)

Reconciliation to Amounts Reported
(In millions)
		Production
Three Months Ended June 30, 2016	Revenues	and Delivery	DD&A
Totals presented above	$50	$45	$17
Treatment charges and other	(5)	—	—
Noncash and other costs, net	—	5	—
Molybdenum mines	45	50	17
Other mining & eliminations[b]	2,879	2,007	393
Total mining	2,924	2,057	410
U.S. oil & gas operations	410	889	218
Corporate, other & eliminations	—	10	4
As reported in FCX’s consolidated financial statements	$3,334	$2,956	$632

Three Months Ended June 30, 2015
Totals presented above	$112	$80	$25
Treatment charges and other	(10)	—	—
Noncash and other costs, net	—	4	—
Molybdenum mines	102	84	25
Other mining & eliminations[b]	3,267	2,284	320
Total mining	3,369	2,368	345
U.S. oil & gas operations	569	281	485
Corporate, other & eliminations	—	2	3
As reported in FCX’s consolidated financial statements	$3,938	$2,651	$833

a.
Reflects sales of the Molybdenum mines' production to FCX's molybdenum sales company at market-based pricing. On a consolidated basis, realizations are based on the actual contract terms for sales to third parties; as a result, FCX's consolidated average realized price per pound of molybdenum will differ from the amounts reported in this table.

b.
Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on page XII. Also includes amounts associated with FCX's molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North and South America copper mines.

XXXII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Molybdenum Mines Product Revenues, Production Costs and Unit Net Cash Costs

	Six Months Ended June 30,
(In millions)	2016	2015
Revenues, excluding adjustments[a]	$102	$236
Site production and delivery, before net noncash
and other costs shown below	92	161
Treatment charges and other	12	21
Net cash costs	104	182
DD&A	36	51
Noncash and other costs, net	10	6
Total costs	150	239
Gross loss	$(48)	$(3)

Molybdenum sales (millions of recoverable pounds)[a]	14	26

Gross loss per pound of molybdenum:

Revenues, excluding adjustments[a]	$7.47	$9.34
Site production and delivery, before net noncash
and other costs shown below	6.76	6.34
Treatment charges and other	0.85	0.84
Unit net cash costs	7.61	7.18
DD&A	2.66	2.00
Noncash and other costs, net	0.69	0.25
Total unit costs	10.96	9.43
Gross loss per pound	$(3.49)	$(0.09)

Reconciliation to Amounts Reported
(In millions)
		Production
Six Months Ended June 30, 2016	Revenues	and Delivery	DD&A
Totals presented above	$102	$92	$36
Treatment charges and other	(12)	—	—
Noncash and other costs, net	—	10	—
Molybdenum mines	90	102	36
Other mining & eliminations[b]	5,781	4,044	778
Total mining	5,871	4,146	814
U.S. oil & gas operations	705	1,296	473
Corporate, other & eliminations	—	13	7
As reported in FCX’s consolidated financial statements	$6,576	$5,455	$1,294

Six Months Ended June 30, 2015
Totals presented above	$236	$161	$51
Treatment charges and other	(21)	—	—
Noncash and other costs, net	—	6	—
Molybdenum mines	215	167	51
Other mining & eliminations[b]	6,425	4,594	626
Total mining	6,640	4,761	677
U.S. oil & gas operations	1,069	564	1,015
Corporate, other & eliminations	—	5	7
As reported in FCX’s consolidated financial statements	$7,709	$5,330	$1,699

a.
Reflects sales of the Molybdenum mines' production to FCX's molybdenum sales company at market-based pricing. On a consolidated basis, realizations are based on the actual contract terms for sales to third parties; as a result, FCX's consolidated average realized price per pound of molybdenum will differ from the amounts reported in this table.

b.
Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on page XII. Also includes amounts associated with FCX's molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North and South America copper mines.

XXXIII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

U.S. Oil & Gas Product Revenues, Cash Production Costs and Realizations

Three Months Ended June 30, 2016
(In millions)
		Natural
	Oil	Gas	NGLs	Total
Oil and gas revenues	$356	$39	$10	$405	[a]
Cash production costs				(186)	[a]
Cash operating margin				219
DD&A				(218)
Impairment of oil and gas properties				(290)
Accretion and other costs				(703)	[b]
Other revenue				5
Gross loss				$(987)

Oil (MMBbls)	8.7
Gas (Bcf)		18.8
NGLs (MMBbls)			0.6
Oil Equivalents (MMBOE)				12.4

	Oil	Natural Gas	NGLs
	(per barrel)	(per MMBtu)	(per barrel)	Per BOE
Oil and gas revenues	$41.10	$2.04	$18.00	$32.70	[a]
Cash production costs				(15.00)	[a]
Cash operating margin				17.70
DD&A				(17.61)
Impairment of oil and gas properties				(23.46)
Accretion and other costs				(56.76)	[b]
Other revenue				0.42
Gross loss				$(79.71)

Reconciliation to Amounts Reported
(In millions)	Revenues	Production and Delivery	DD&A	Impairment of Oil and Gas Properties
Totals presented above	$405	$186	$218	$290
Accretion and other costs	—	703	—	—
Other revenue	5	—	—	—
U.S. oil & gas operations	410	889	218	290
Total mining[c]	2,924	2,057	410	—
Corporate, other & eliminations	—	10	4	1
As reported in FCX's consolidated financial statements	$3,334	$2,956	$632	$291

a. Following is a summary of revenue, average realized price and cash production costs by region:
	MBOE	Revenues (in millions)	Average Realized Price per BOE	Cash Production Costs (in millions)		Cash Production Costs per BOE
Gulf of Mexico (GOM)	8,019	$281	$35.02	$100		$12.43
California	2,890	106	36.70	68		23.62
Haynesville/Madden/Other	1,473	18	12.09	18		12.07
	12,382	$405	32.70	$186		15.00

b. Includes charges of $692 million ($55.91 per BOE) primarily for the termination and settlement of drillship contracts and inventory write downs.
c. Represents the combined total for mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on page XII.

XXXIV

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

U.S. Oil & Gas Product Revenues, Cash Production Costs and Realizations

Three Months Ended June 30, 2015
(In millions)
		Natural
	Oil	Gas	NGLs	Total
Oil and gas revenues before derivatives	$480	$63	$12	$555	[a]
Cash gains on derivative contracts	101	—	—	101
Realized revenues	$581	$63	$12	656
Cash production costs				(249)	[a]
Cash operating margin				407
DD&A				(485)
Impairment of oil and gas properties				(2,686)
Accretion and other costs				(32)	[b]
Net noncash mark-to-market losses on derivative contracts				(95)
Other revenue				8
Gross loss				$(2,883)

Oil (MMBbls)	8.6
Gas (Bcf)		23.5
NGLs (MMBbls)			0.6
Oil Equivalents (MMBOE)				13.1

	Oil	Natural Gas	NGLs
	(per barrel)	(per MMBtu)	(per barrel)	Per BOE
Oil and gas revenues before derivatives	$55.82	$2.66	$20.50	$42.31	[a]
Cash gains on derivative contracts	11.79	—	—	7.73
Realized revenues	$67.61	$2.66	$20.50	50.04
Cash production costs				(19.04)	[a]
Cash operating margin				31.00
DD&A				(36.99)
Impairment of oil and gas properties				(204.91)
Accretion and other costs				(2.46)	[b]
Net noncash mark-to-market losses on derivative contracts				(7.26)
Other revenue				0.61
Gross loss				$(220.01)

Reconciliation to Amounts Reported
(In millions)	Revenues	Production and Delivery	DD&A	Impairment of Oil and Gas Properties
Totals presented above	$555	$249	$485	$2,686
Cash gains on derivative contracts	101	—	—	—
Net noncash mark-to-market losses on derivative contracts	(95)	—	—	—
Accretion and other costs	—	32	—	—
Other revenue	8	—	—	—
U.S. oil & gas operations	569	281	485	2,686
Total mining[c]	3,369	2,368	345	—
Corporate, other & eliminations	—	2	3	—
As reported in FCX's consolidated financial statements	$3,938	$2,651	$833	$2,686

a. Following is a summary of revenue, average realized price (before derivatives) and cash production costs by region:
	MBOE	Revenues (in millions)	Average Realized Price per BOE	Cash Production Costs (in millions)		Cash Production Costs per BOE
GOM	7,309	$350	$47.82	$124		$16.98
California	3,462	167	48.30	94		27.13
Haynesville/Madden/Other	2,336	38	16.15	31		13.55
	13,107	$555	42.31	$249		19.04

b. Includes charges of $22 million ($1.72 per BOE) primarily for idle rig costs and inventory write downs.
c. Represents the combined total for mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on page XII.

XXXV

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

U.S. Oil & Gas Product Revenues, Cash Production Costs and Realizations

Six Months Ended June 30, 2016
(In millions)
		Natural
	Oil	Gas	NGLs	Total
Oil and gas revenues	$597	$78	$19	$694	[a]
Cash production costs				(378)	[a]
Cash operating margin				316
DD&A				(473)
Impairment of oil and gas properties				(4,061)
Accretion and other costs				(918)	[b]
Other revenue				11
Gross loss				$(5,125)

Oil (MMBbls)	17.0
Gas (Bcf)		38.4
NGLs (MMBbls)			1.2
Oil Equivalents (MMBOE)				24.5

	Oil	Natural Gas	NGLs
	(per barrel)	(per MMBtu)	(per barrel)	Per BOE
Oil and gas revenues	$35.21	$2.02	$16.44	$28.29	[a]
Cash production costs				(15.42)	[a]
Cash operating margin				12.87
DD&A				(19.27)
Impairment of oil and gas properties				(165.56)
Accretion and other costs				(37.41)	[b]
Other revenue				0.45
Gross loss				$(208.92)

Reconciliation to Amounts Reported
(In millions)	Revenues	Production and Delivery	DD&A	Impairment of Oil and Gas Properties
Totals presented above	$694	$378	$473	$4,061
Accretion and other costs	—	918	—	—
Other revenue	11	—	—	—
U.S. oil & gas operations	705	1,296	473	4,061
Total mining[c]	5,871	4,146	814	—
Corporate, other & eliminations	—	13	7	17
As reported in FCX's consolidated financial statements	$6,576	$5,455	$1,294	$4,078

a. Following is a summary of average realized price and cash production costs per BOE by region.
	MBOE	Revenues (in millions)	Average Realized Price per BOE	Cash Production Costs (in millions)		Cash Production Costs per BOE
GOM	15,401	$471	$30.55	$189		$12.26
California	5,887	184	31.24	153		25.98
Haynesville/Madden/Other	3,240	39	12.18	36		11.21
	24,528	$694	28.29	$378		15.42

b. Includes charges of $892 million ($36.36 per BOE) primarily for the termination and settlement of drillship contracts and inventory write downs.
c. Represents the combined total for mining operations and the related eliminations, as presented in the supplemental schedule, "Business Segments,” beginning on page XII.

XXXVI

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

U.S. Oil & Gas Product Revenues, Cash Production Costs and Realizations

Six Months Ended June 30, 2015

		Natural
(In millions)	Oil	Gas	NGLs	Total
Oil and gas revenues before derivatives	$853	$125	$24	$1,002	[a]
Cash gains on derivative contracts	201	—	—	201
Realized revenues	$1,054	$125	$24	1,203
Cash production costs				(503)	[a]
Cash operating margin				700
DD&A				(1,015)
Impairment of oil and gas properties				(5,790)
Accretion and other costs				(61)	[b]
Net noncash mark-to-market losses on derivative contracts				(143)
Other revenue				9
Gross loss				$(6,300)

Oil (MMBbls)	17.0
Gas (Bcf)		45.3
NGLs (MMBbls)			1.1
Oil Equivalents (MMBOE)				25.6

	Oil	Natural Gas	NGLs
	(per barrel)	(per MMbtu)	(per barrel)	Per BOE
Oil and gas revenues before derivatives	$50.25	$2.75	$21.71	$39.08	[a]
Cash gains on derivative contracts	11.88	—	—	7.87
Realized revenues	$62.13	$2.75	$21.71	46.95
Cash production costs				(19.62)	[a]
Cash operating margin				27.33
DD&A				(39.59)
Impairment of oil and gas properties				(225.89)
Accretion and other costs				(2.39)	[b]
Net noncash mark-to-market losses on derivative contracts				(5.60)
Other revenue				0.34
Gross loss				$(245.80)

Reconciliation to Amounts Reported
(In millions)	Revenues	Production and Delivery	DD&A	Impairment of Oil and Gas Properties
Totals presented above	$1,002	$503	$1,015	$5,790
Cash gains on derivative contracts	201	—	—	—
Net noncash mark-to-market losses on derivative contracts	(143)	—	—	—
Accretion and other costs	—	61	—	—
Other revenue	9	—	—	—
U.S. oil & gas operations	1,069	564	1,015	5,790
Total mining[c]	6,640	4,761	677	—
Corporate, other & eliminations	—	5	7	—
As reported in FCX's consolidated financial statements	$7,709	$5,330	$1,699	$5,790

a. Following is a summary of average realized price and cash production costs per BOE by region:
	MBOE	Revenues (in millions)	Average Realized Price per BOE	Cash Production Costs (in millions)		Cash Production Costs per BOE
GOM	13,970	$621	$44.40	$240		$17.17
California	6,975	303	43.49	205		29.43
Haynesville/Madden/Other	4,686	78	16.66	58		12.42
	$25,631	$1,002	39.08	$503		19.62

b. Includes charges of $39 million ($1.54 per BOE) primarily for idle rig costs and inventory write downs.
c. Represents the combined total for mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on page XII.

XXXVII